UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to Rule 14a-12	☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

BOYD GAMING CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

To be held on May 12, 2005

To the stockholders of Boyd Gaming Corporation:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Boyd Gaming Corporation, a Nevada corporation (the “Company”), will be held at the Gold Coast Hotel and Casino, 4000 West Flamingo Road, Las Vegas, Nevada 89103 on May 12, 2005 at 11:00 a.m., local time, for the following purposes:

1.	To elect four Class II directors of the Company to serve until the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

3.	To reapprove the Company’s 2000 Executive Management Incentive Plan.

4.	To approve an amendment to the Company’s 2002 Stock Incentive Plan to increase the number of shares of the Company’s Common Stock subject to the 2002 Stock Incentive Plan from 7,000,000 shares to 12,000,000 shares.

5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached to and made part of this notice.

The Board of Directors has fixed the close of business on March 31, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. PLEASE NOTE THAT THE ENCLOSED ADMISSION TICKET WILL BE REQUIRED IN ORDER TO OBTAIN ADMISSION TO THE ANNUAL MEETING. ACCORDINGLY, THE ADMISSION TICKET SHOULD NOT BE RETURNED WITH YOUR PROXY. IF YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT, YOU WILL ALSO NEED TO BRING A COPY OF YOUR BROKERAGE ACCOUNT STATEMENT (WHICH YOU CAN OBTAIN FROM YOUR BROKER) REFLECTING YOUR STOCK OWNERSHIP AS OF MARCH 31, 2005. CAMERAS, RECORDING DEVICES AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE ANNUAL MEETING.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. Alternatively, you may vote via toll-free telephone call or the Internet by following the instructions on the back of the proxy card. If you send in your proxy card or vote by telephone or the Internet and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in this Proxy Statement.

By Order of the Board of Directors

William S. Boyd

Chairman and Chief Executive Officer

Las Vegas, Nevada

April 12, 2005

BOYD GAMING CORPORATION

2950 Industrial Road

Las Vegas, Nevada 89109

PROXY STATEMENT

Meeting Time and Date

This Proxy Statement is being furnished to stockholders of Boyd Gaming Corporation, a Nevada corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board” or the “Board of Directors”) of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on Thursday, May 12, 2005 at 11:00 a.m., local time, at the Gold Coast Hotel and Casino, 4000 West Flamingo Road, Las Vegas, Nevada 89103, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

These proxy solicitation materials are being mailed to stockholders on or about April 12, 2005.

Voting and Solicitation

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. The presence, in person or by proxy, of the holders of a majority of shares of the Company’s Common Stock issued and outstanding as of the record date is necessary to constitute a quorum at the Annual Meeting. Shares represented at the Annual Meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Accordingly, abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. “Broker non-votes” (shares as to which a broker or nominee does not vote, or has indicated that it does not have discretionary authority to vote) will also be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum for Proposals 1, 2, 3 and 4. Under the rules of the New York Stock Exchange (the “Exchange”), certain matters submitted to a vote of stockholders are considered by the Exchange to be “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period of time prior to the meeting. On those matters which the Exchange determines to be “non-routine,” brokerage firms that have not received instructions from their customers would not have discretion to vote. Neither the Company’s Restated Articles of Incorporation or Restated Bylaws nor Nevada corporate statutes address the treatment and effect of abstentions and broker non-votes. In connection with Proposal 1: the election of Class II directors, the four nominees for Class II directors who receive the greatest number of affirmative votes will be elected to the Board of Directors, without giving effect to abstentions and broker non-votes. Each of Proposal 2: the ratification of the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; Proposal 3: the reapproval of the 2000 Executive Management Incentive Plan; and Proposal 4: the approval of an amendment to the Company’s 2002 Stock Incentive Plan, requires the affirmative vote of a majority of the shares present or represented at the Annual Meeting, assuming that a quorum is present or represented at the meeting. Broker non-votes and abstentions will have the same effect as a vote cast against Proposals 2, 3 and 4.

Proxies in the accompanying form that are properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions therein. IF NO INSTRUCTION IS GIVEN WITH RESPECT TO ANY OR ALL PROPOSALS TO BE ACTED UPON, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES NAMED IN THIS PROXY STATEMENT AND IN FAVOR OF PROPOSALS 2, 3 AND 4, AS APPLICABLE. No matter currently is expected to be considered at the

Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting, but if any other matters are properly brought before the Annual Meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters.

The presence at the meeting of a stockholder will not revoke his or her proxy. However, a proxy may be revoked at any time before it is voted by delivering to the Company (Attention: Brian A. Larson, Senior Vice President, Secretary and General Counsel, at the principal offices of the Company) a written notice of revocation or a duly executed proxy bearing a later date.

The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of the Company’s Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

Record Date and Shares Outstanding

The close of business on March 31, 2005 has been fixed as the record date (the “Record Date”) for determining the holders of shares of the Company’s Common Stock entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 87,991,297 shares of Common Stock outstanding. Each stockholder entitled to vote at the Annual Meeting may cast one vote in person or by proxy for each share of Common Stock held by such stockholder.

Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 1, 2005: (i) by each person who is a director of the Company and each director nominee; (ii) by each of the Company’s executive officers named in the Summary Compensation Table contained herein, who was serving as an executive officer as of December 31, 2004, (iii) by all the directors, director nominees and executive officers of the Company as a group; and (iv) by each person who is known by the Company to beneficially own more than 5% of the Company’s Common Stock. Unless otherwise indicated, each individual listed below has sole investment power and sole voting power with respect to the shares of the Company’s Common Stock owned by that person. Percentage ownership is based on an aggregate of 87,758,222 shares of the Company’s Common Stock outstanding on March 1, 2005.

Name (1)	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Director Nominees
William S. Boyd	26,539,656	(2)	29.93%
Michael J. Gaughan	14,890,005	(3)	16.97%
William R. Boyd	2,132,723	(4)	2.43%
Marianne Boyd Johnson	2,094,252	(5)	2.39%
Keith E. Smith	175,167	(6)	*
Thomas V. Girardi	148,595	(7)	*
Robert L. Boughner	93,870	(8)	*
Billy G. McCoy	11,636	(9)	*
Michael O. Maffie	7,750	(10)	*
Frederick J. Schwab	2,750	(11)	*
Luther W. Mack, Jr.	1,323		*
Peter M. Thomas	1,250	(12)	*
Veronica J. Wilson	1,250	(13)	*
Other Named Executive Officers
Ellis Landau	300,001	(14)	*
Donald D. Snyder	54,485	(15)	*
All directors and executive officers as a group (18 persons)	46,492,869	(16)	52.22%

5% or Greater Stockholders
William S. Boyd	26,539,656	(17)	29.93%
Michael J. Gaughan	14,890,005		16.97%
Private Capital Management, L.P. 8889 Pelican Bay Blvd. Naples, FL 34108	5,635,500	(18)	6.42%

*	Indicates less than 1% of class.
(1)	Except as otherwise noted, the mailing address of all persons on the list set forth above is 2950 Industrial Road, Las Vegas, Nevada 89109.
(2)

Includes 14,065,779 shares of the Company’s Common Stock held by the William S. Boyd Gaming Properties Trust, of which Mr. Boyd is trustee, settlor and beneficiary; 28,000 shares held by the William S. Boyd Family Corporation, which is wholly owned by Mr. Boyd; 761,178 shares held by the W.M. Limited Partnership, of which W.S.B., Inc., which is wholly owned by Mr. Boyd, is the sole general partner; 34,245 shares held by W.S.B., Inc.; 229,808 shares held by the William S. Boyd Grantor Retained Annuity Trust #2, of which Mr. Boyd is the settlor and trustee; 262,554 shares held by the William S. Boyd Grantor Retained Annuity Trust #3, of which Mr. Boyd is the settlor and trustee; 2,064,010 shares held by the BG-99 Limited Partnership, of which W.S.B., Inc. is general partner; 109,243 shares held by the BG-99 Grantor Retained Annuity Trust #2, of which Mr. Boyd is the settlor and trustee; 114,768 shares held by the BG-99 Grantor Retained Annuity Trust #3, of which Mr. Boyd is the settlor and trustee; 2,591,207 shares held by the BG-00 Limited Partnership, of which W.S.B., Inc. is general partner; 12,934 shares held by the BG-00 Grantor Retained Annuity Trust #2, of which Mr. Boyd is the settlor and trustee; 23,712 shares held by the BG-00 Grantor Retained Annuity Trust #3, of which Mr. Boyd is the settlor and trustee; 2,608,686 shares held by the BG-01 Limited Partnership, of which W.S.B., Inc. is general partner; 12,801 shares held by the BG-01 Grantor Retained Annuity Trust #2, of which Mr. Boyd is the settlor and trustee; 22,545 shares held by the BG-01 Grantor Retained Annuity Trust #3, of which Mr. Boyd is the settlor and trustee; 2,664,178 shares held by the BG-02 Limited Partnership, of which W.S.B., Inc. is general partner; 9,920 shares held by the BG-02 Grantor Retained Annuity Trust #2, of which Mr. Boyd is the settlor and trustee; and 17,421 shares held by the BG-02 Grantor Retained Annuity Trust #3, of which Mr. Boyd is the settlor and trustee. Also includes 906,667 shares issuable pursuant to options exercisable within 60 days of March 1, 2005. Mr. Boyd disclaims beneficial ownership in the shares held by the W.M. Limited Partnership, the BG-99 Limited Partnership, the BG-00 Limited Partnership, the BG-01 Limited Partnership and the BG-02 Limited Partnership, except to the extent of his pecuniary interest in shares held by those partnerships.

(3)	Mr. Gaughan was elected by the Board of Directors to serve as a director on February 23, 2005.
(4)	Includes 1,933,449 shares of Common Stock held by the William R. Boyd Gaming Properties Trust, of which Mr. Boyd is trustee, settlor and beneficiary; 130,247 shares held by the William R. Boyd and Myong Boyd Children’s Trust, dated August 1, 1993, Robert E. Clark, trustee; and 27,460 shares held by the Sean William Johnson Education Trusts, of which Mr. Boyd is trustee. Also includes 40,001 shares issuable pursuant to options exercisable within 60 days of March 1, 2005. Mr. Boyd disclaims beneficial ownership of the shares held by the William R. Boyd and Myong Boyd Children’s Trust and by the Sean William Johnson Education Trusts.
(5)	Includes 1,788,117 shares of Common Stock held by the Marianne E. Boyd Gaming Properties Trust, of which Ms. Johnson is trustee, settlor and beneficiary; 26,861 shares held by the Aysia Lynn Boyd Education Trusts, of which Ms. Johnson is a trustee; 26,861 shares held by the Taylor Joseph Boyd Education Trusts, of which Ms. Johnson is a trustee; 25,571 shares held by the William Samuel Boyd Education Trusts, of which Ms. Johnson is a trustee; 26,861 shares held by the Samuel Joseph Boyd, Jr. Education Trusts, of which Ms. Johnson is a trustee; 26,861 shares held by the T’Mir Elizabeth Boyd Education Trusts, of which Ms. Johnson is a trustee; 25,371 shares held by the Josef William Boyd Education Trusts, of which Ms. Johnson is a trustee; 11,463 shares held by the Justin Boyd Education Trust, of which Ms. Johnson is a trustee; and 91,324 shares held by the Johnson Children’s Trust, dated June 24, 1996, Bruno Mark, trustee. Also includes 18,333 shares issuable pursuant to options exercisable within 60 days of March 1, 2005. Ms. Johnson disclaims beneficial ownership of the shares held by the above referenced Boyd Grandchildren’s Education Trusts and by the Johnson Children’s Trust.
(6)	Includes 325 shares of Common Stock owned by Mr. Smith’s wife. Also includes 83,334 shares issuable pursuant to options exercisable within 60 days of March 1, 2005. Mr. Smith was elected by the Board of Directors to become the President and a director of the Company effective April 1, 2005.
(7)	Mr. Girardi was elected by the Board of Directors to serve as a director on February 23, 2005.
(8)	Includes 93,870 shares of Common Stock held by the Robert L. Boughner Investment Trust, of which Mr. Boughner is trustee.
(9)	Includes 9,750 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 1, 2005.
(10)	Includes 4,750 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 1, 2005.
(11)	Includes 2,750 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 1, 2005.
(12)	Includes 1,250 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 1, 2005.
(13)	Includes 1,250 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 1, 2005.
(14)	Includes 175,001 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 1, 2005.

(15)	Includes 13,610 shares of Common Stock held by the Donald D. and Dorothy R. Snyder Living Trust, of which Mr. Snyder is trustee. On March 31, 2005, Mr. Snyder retired from his position as President of the Company and resigned as a member of the Board of Directors.
(16)	Includes 1,273,586 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 1, 2005.
(17)	See Note (2) above.
(18)	Based on information contained in Amendment 1, Schedule 13G filed with the Securities and Exchange Commission (“SEC”) on February 14, 2005 by Private Capital Management, L.P., which is referred to as “PCM.” PCM advises that it is an Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940. Bruce S. Sherman and Gregg J. Powers, CEO and President of PCM, respectively, share dispositive and voting power with respect to the shares held by PCM’s clients and managed by PCM. Messrs. Sherman and Powers disclaim beneficial ownership of the shares held by PCM’s clients and disclaim the existence of a group.

Proposals

PROPOSAL 1—Election of Directors

General

In accordance with the Company’s Restated Articles of Incorporation, the Company’s Board of Directors is divided into three classes, as nearly equal in number as the then-total number of directors at the time of initial election, with the term of office of one class expiring each year. At the Annual Meeting, the stockholders will elect four Class II directors of the Company to serve until the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified, or until any such director’s earlier resignation or removal. At each following Annual Meeting of Stockholders, the successors to the class of directors whose term is then expiring will be elected to hold office for a term expiring at the third succeeding Annual Meeting of Stockholders. Vacancies on the Board of Directors and newly created directorships will generally be filled by vote of a majority of the directors then in office, and any directors so chosen will hold office until the next election of the class for which such directors were chosen. The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected to office and, to the knowledge of the Board of Directors, each of its nominees intends to serve the entire term for which election is sought. However, should any nominee of the Board of Directors become unable or unwilling to accept nomination or election as a director of the Company, the proxies solicited by management will be voted for such other person as the Board of Directors may determine.

In voting for directors, each stockholder is entitled to cast one vote for each candidate. Stockholders are not entitled to cumulate their votes for members of the Board of Directors. The four nominees for Class II directors who receive the greatest number of affirmative votes will be elected to the Board of Directors.

On March 31, 2005, Donald D. Snyder retired from his position as President of the Company and resigned as a member of the Board of Directors, which positions he had held since January 1997 and April 1996, respectively. The Board of Directors elected Keith E. Smith to serve as a director of the Company effective April 1, 2005 to fill the seat previously held by Mr. Snyder and to serve out the remaining portion of Mr. Snyder’s term, which expires at the Annual Meeting. The Board of Directors thanks Mr. Snyder for his years of dedicated service to the Company.

The nominees for election as Class II directors are:

William R. Boyd

Michael O. Maffie

Keith E. Smith

Veronica J. Wilson

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE ELECTION OF THE ABOVE NAMED NOMINEES.

Nominees and Continuing Directors

The names of the nominees and the continuing directors, their ages as of the Record Date and certain other information about them are set forth below:

Name	Age	Position	Director Since
Members of the Board Whose Terms Expire in 2007 (Class I)
William S. Boyd	73	Chairman of the Board of Directors and Chief Executive Officer	1988
Michael J. Gaughan	62	Director of the Company and Chief Executive Officer of Coast Casinos, Inc.	2005
Frederick J. Schwab	66	Director	2002
Peter M. Thomas	55	Director	2004
Members of the Board Whose Terms Expire in 2005 (Class II)
William R. Boyd	45	Vice President and Director	1992
Michael O. Maffie	57	Director	1997
Keith E. Smith	44	President, Chief Operating Officer and Director	2005
Veronica J. Wilson	53	Director	2003
Members of the Board Whose Terms Expire in 2006 (Class III)
Robert L. Boughner	52	Director of the Company, Vice President and Secretary of Boyd Atlantic City, Inc. and Chief Executive Officer of Marina District Development Company, LLC	1996
Thomas V. Girardi	65	Director	2005
Marianne Boyd Johnson	46	Vice Chairman of the Board of Directors and Senior Vice President	1990
Luther W. Mack, Jr.	65	Director	2003
Billy G. McCoy	64	Director	1997

Nominees

William R. Boyd has been a Vice President of the Company since December 1990 and a director since September 1992. From June 1987 until December 1990, he was Director of Operations at the Fremont Hotel and Casino. From 1978 until 1987, he held various administrative and operations positions at the California Hotel and Casino and Sam’s Town Hotel and Gambling Hall. Mr. Boyd also serves on the board of directors of the Better Business Bureau of Southern Nevada and of the Crime Stoppers of Nevada program and as a trustee on the Heart and Soul Foundation. Mr. Boyd is the son of William S. Boyd and the brother of Marianne Boyd Johnson, who are both directors and officers of the Company.

Michael O. Maffie has been a director of the Company since March 1997. From 1993 until his retirement in June 2004, Mr. Maffie has served as the Chief Executive Officer of Southwest Gas Corporation (“Southwest Gas”), a major Las Vegas based utility company. From 1988 until 2003, Mr. Maffie also served as the President of Southwest Gas. Mr. Maffie joined Southwest Gas in 1978 as its treasurer and held several executive positions prior to being named President in 1988 and CEO in 1993. Prior to joining Southwest Gas, Mr. Maffie was with Arthur Andersen & Co. for seven years. Mr. Maffie is also a member of the board of directors of Southwest Gas.

Keith E. Smith was elected by the Board of Directors to become the President and a director of the Company effective April 1, 2005. Mr. Smith was promoted to Chief Operating Officer of the Company in October 2001 and has served as the Company’s Executive Vice President since May 1998. Mr. Smith joined the Company in September 1990, serving in various controllership positions, the last of which was Senior Vice President and Controller.

Veronica J. Wilson has served as a director of the Company since October 2003. Since September 2000, Ms. Wilson has served as the President and Chief Executive Officer of the Blind Center of Nevada, an organization that assists people with visual impairments. In addition, since July 1993, Ms. Wilson has served as the Chief Executive Officer of JMJ Inc., the former operator of the Aladdin Hotel & Casino. Prior to serving as the Chief Executive Officer, Ms. Wilson served as JMJ Inc.’s Chief Financial Officer from June 1992 to July 1993. From 1973 to 1992, Ms. Wilson held several accounting positions with Maxim Hotel & Casino. Ms. Wilson is a committee member on the Governor’s Council on Rehabilitation and Employment of People with Disabilities and a member of the Fair Market Pricing Committee for the Coalition to Employ Nevadans. Ms. Wilson has over 30 years of experience in the gaming industry.

Continuing Directors

Robert L. Boughner has served as a director of the Company since April 1996. In June 1996, Mr. Boughner was elected Vice President and Secretary of Boyd Atlantic City, Inc. (“BAC”), a wholly owned subsidiary of the Company, through which the Company owns a 50% interest in Marina District Development Company, LLC (“MDDC”), the limited liability company formed with a wholly owned subsidiary of MGM MIRAGE in Atlantic City, New Jersey. In addition, in January 1999, Mr. Boughner was elected Chief Executive Officer of MDDC. In October 2001, Mr. Boughner resigned as the Chief Operating Officer and Senior Executive Vice President of the Company, which positions he had held since April 1990 and May 1998, respectively, to devote substantially all of his time to the development and operation of Borgata Hotel Casino and Spa. From 1985 until April 1990, he served as Senior Vice President of Administration of California Hotel and Casino, the predecessor of the Company and now one of its subsidiaries, and prior to that time he held various management positions in that company. Mr. Boughner is active in civic and industry affairs, and he serves on the board of directors of BankWest of Nevada.

William S. Boyd has served as a director of the Company since its inception in June 1988 and as Chairman of the Board of Directors and Chief Executive Officer of the Company since August 1988. A co-founder of California Hotel and Casino, Mr. Boyd has served as a director and President of that company since its inception in 1973 and has also held several other offices with that company. Prior to joining California Hotel and Casino, Mr. Boyd practiced law in Las Vegas for 15 years. Between 1970 and 1974 he also was Secretary, Treasurer and a member of the board of directors of the Union Plaza Hotel and Casino. Mr. Boyd serves as Vice Chairman of the board of directors of the American Gaming Association, and he serves on the board of directors and as President of the National Center for Responsible Gaming. Mr. Boyd also serves on the board of directors of Western Alliance Bancorporation. Mr. Boyd is the father of William R. Boyd and Marianne Boyd Johnson, who are both directors and officers of the Company.

Michael J. Gaughan was elected by the Board of Directors to serve as a director on February 23, 2005. Since the closing of the Boyd\Coast merger on July 1, 2004, Mr. Gaughan has continued to serve as the Chief Executive Officer of Coast Casinos, Inc., (“Coast Casinos”) and its subsidiary, Coast Hotels and Casinos, Inc. (“Coast Hotels”). Previously, Mr. Gaughan served as a director of Coast Casinos since its formation in September 1995, and he served as the Chairman of the Board and Chief Executive Officer of Coast Casinos. Mr. Gaughan has been involved in the gaming industry since 1960 and has been licensed as a casino operator since 1967.

Thomas V. Girardi was elected by the Board of Directors to serve as a director on February 23, 2005. Mr. Girardi served as a director of Coast Casinos from August 2002 through the closing of the Boyd\Coast merger transaction on July 1, 2004. He is currently a partner in the Los Angeles law firm of Girardi and Keese and has been practicing law since 1965, specializing in medical malpractice, product liability law, toxic torts and bad faith insurance cases. Mr. Girardi also is a member of the board of directors of Spectrum Laboratories, Inc. and Supergen, Inc.

Marianne Boyd Johnson was elected to the position of Vice Chairman of the Board of Directors in February 2001 and elected Senior Vice President of the Company in December 2001. From September 1997 until

December 2001, Ms. Johnson served as Vice President of the Company. Ms. Johnson has been a director since September 1990. From 1976 until September 1990, she held a variety of positions with the Company, including participation in the Company’s management training program. Ms. Johnson serves on the board of directors of BankWest of Nevada and Western Alliance Bancorporation. Ms. Johnson is the daughter of William S. Boyd and the sister of William R. Boyd, who are both directors and officers of the Company.

Luther W. Mack, Jr. has served as a director of the Company since October 2003. For approximately 14 years from 1989 until October 2003, Mr. Mack served on the Nevada State Athletic Commission. He also served as its Chairman from 2001 to 2003. He resigned that commission to join the Company’s Board of Directors. Since 1974, Mr. Mack has owned and operated McDonald’s restaurants throughout northern Nevada. He currently owns and operates 10 McDonald’s restaurants. Mr. Mack served as the Chairman on the University of Nevada-Reno Foundation Board from 1997 to 1998 and received an Honorary Doctorate Degree from that university. Mr. Mack currently serves on the board of directors for Washoe Medical Hospital’s Health Plan, the Nevada Cancer Institute, and Wells Fargo Bank of Nevada, Community Board.

Billy G. McCoy, Major General USAF (Ret), has been a director of the Company since March 1997. From 1993 to 1996, General McCoy served as Director of Development for the Company. He has served as Chairman of the Board of Luscombe Aircraft Corporation since 1998. He served as the President and Chief Operating Officer of Luscombe Aircraft Corporation from 1997 through January 2001. General McCoy entered the Air Force in June 1963 and was promoted to Major General in October 1989. During his 30 years of active service, he served as Commander of Homestead AFB in Florida, Langley AFB in Virginia, Luke AFB in Arizona, Nellis AFB in Nevada and Lackland AFB in Texas. He serves on the board of the Nevada Federal Credit Union and as a Trustee of the Community College of Southern Nevada.

Frederick J. Schwab has served as a director of the Company since October 2002. Until retiring in March 2003, Mr. Schwab served as President and Chief Executive Officer of Porsche Cars North America, Inc. Mr. Schwab joined Porsche Cars North America as Executive Vice President, Finance and Administration, in 1985. He was promoted to Senior Executive Vice President in 1988 and named President and Chief Executive Officer in March 1992. Mr. Schwab was formerly a partner with Touche Ross & Co. (now Deloitte & Touche). In 1974, he joined Fruehauf Corporation as President of Ackermann Fruehauf, a wholly owned subsidiary in Germany. In 1978, he became President of Fruehauf Europe, responsible for all Fruehauf European operations. In 1982, Mr. Schwab was named Executive Vice President of Fruehauf International in Detroit, responsible for all non-North American controlled subsidiaries. Mr. Schwab is also a member of the board of directors of Indus International, Inc. and ProQuest Company.

Peter M. Thomas has served as a director of the Company since April 30, 2004. Mr. Thomas served as a director of Coast Casinos from August 2002 until his election to the Board of Directors of the Company, and served on the Rio Suite Hotel and Casino, Inc. board of directors from 1995 to 1999. Mr. Thomas is the Managing Member of Thomas & Mack Co. Limited Liability Company, a commercial real estate development and management company. He also served as President and Chief Operating Officer of Bank of America, Nevada from 1992 to 1995 and, prior to the acquisition of Valley Capital Corporation by Bank of America, as the President and Chief Operating Officer of Valley Bank of Nevada from 1982 to 1992. Mr. Thomas has been the Chairman of the Las Vegas Metropolitan Police Department’s Committee on Fiscal Affairs and a committee member since 1994, is a member of the board of directors of City National Bank since April 2003, and has been a board member of the Los Angeles Branch of the Federal Reserve Bank of San Francisco since January 2003.

Compensation of Directors

During fiscal year 2004, each director who was not an employee of the Company, or an employee of a subsidiary or affiliate of the Company, received an annual fee of $40,000, meeting fees of $1,500 per board meeting attended (including related expenses for services as a director) and committee attendance fees of $1,500 per committee meeting attended ($500 for meetings held telephonically). The Chairman of each the Audit

Committee, the Compensation and Stock Option Committee and the Corporate Governance and Nominating Committee received an additional annual fee of $5,000 for their added responsibilities. In addition, in his capacity as a member of the Board of Directors, Billy G. McCoy served as the Chairman of the Company’s Compliance Committee, which is not a committee of the Board of Directors, through July 2004. General McCoy received an additional annual fee of $5,000 and $1,500 ($500 for meetings held telephonically) per Compliance Committee meeting attended. Employee and non-employee directors, along with certain executive officers, participate in the Directors’ Medical Reimbursement Plan, which covers medical expenses incurred by plan participants and their spouses that are not covered by other medical plans. During 2004, William S. Boyd, William R. Boyd, Robert L. Boughner, Marianne Boyd Johnson, Donald D. Snyder, and Billy G. McCoy received reimbursement under this plan totaling $10,658, $7,646, $402, $9,284, $2,862, and $4,148 respectively. Each non-employee director has received an option to purchase 5,000 shares of the Company’s Common Stock upon first joining the Board of Directors and receives an additional option to purchase 1,000 shares of the Company’s Common Stock on the date of each succeeding Annual Meeting of Stockholders so long as the director has served on the Board of Directors for the preceding twelve months. Options are granted at fair market value on the date of grant and vest over four years from the date of grant.

Director Emeritus

Mr. Perry Whitt, a former member of the Board of Directors, has been elected by the Board of Directors to serve as a director emeritus. As a director emeritus, Mr. Whitt is invited to attend Board of Director meetings, although he does not have any voting rights. During 2004, Mr. Whitt received compensation from the Company for serving as a director until his retirement from the Board on April 30, 2004, and thereafter for his serving as a director emeritus. This compensation was in the form of various director’s and, prior to his retirement, meeting fees in the amount of $42,167 and medical reimbursements in the amount of $8,072 under the Director’s Medical Reimbursement Plan. Mr. Whitt also maintains an office at the Company’s corporate offices.

Meetings and Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation and Stock Option Committee and a Corporate Governance and Nominating Committee.

The Board of Directors held a total of eleven (11) meetings during 2004. During such period, each director attended over 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which the director served that were held during the applicable period of service. The Company encourages, but does not require, its directors to attend the Company’s annual stockholders meetings. Last year, all of the then current members of the Board of Directors attended the Annual Meeting of Stockholders.

Audit Committee.    The current members of the Audit Committee are Frederick J. Schwab (Chairman), Peter M. Thomas and Veronica J. Wilson. Mr. Thomas was appointed to the Audit Committee by the Board of Directors on April 30, 2004. Each of the members of the Audit Committee is “independent,” as defined in Section 303A of the New York Stock Exchange Listed Company Manual and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has determined that Frederick J. Schwab, who is a CPA, is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K of the Exchange Act and is “independent” as set forth in Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. The Audit Committee held eleven (11) meetings during 2004. The functions of the Audit Committee include reviewing and supervising the financial controls of the Company, appointing the Company’s independent registered public accounting firm, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company’s financial controls, acting upon recommendations of the auditors and taking such further actions as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company. The Board of Directors has adopted a written charter for the Audit Committee.

Compensation and Stock Option Committee.    The current members of the Compensation and Stock Option Committee are Michael O. Maffie (Chairman), Luther W. Mack, Jr., and Billy G. McCoy. Each member of the Compensation and Stock Option Committee is “independent” as defined in Section 303A of the New York Stock Exchange Listed Company Manual. The Compensation and Stock Option Committee held six (6) meetings during 2004. The Compensation and Stock Option Committee’s functions include reviewing with management cash and other compensation policies for employees, making recommendations to the Board of Directors regarding compensation matters and determining compensation for the Chief Executive Officer. In addition, the Compensation and Stock Option Committee administers the Company’s stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder. The Board of Directors has adopted a written charter for the Compensation and Stock Option Committee.

Corporate Governance and Nominating Committee.    The current members of the Corporate Governance and Nominating Committee are Billy G. McCoy (Chairman), Michael O. Maffie, and Frederick J. Schwab. Each member of the Corporate Governance and Nominating Committee is “independent” as defined in Section 303A of the New York Stock Exchange Listed Company Manual. The Corporate Governance and Nominating Committee held eight (8) meetings during 2004. The Corporate Governance and Nominating Committee’s functions include assisting the Board of Directors in identifying qualified individuals to become members of the Board of Directors, determining the composition of the Board of Directors and its committees, recommending to the Board of Directors the director nominees for the annual meeting of stockholders, establishing and monitoring a process of assessing the Board of Director’s effectiveness, and developing and recommending to the Board of Directors and implementing a set of corporate governance principals and procedures applicable to the Company. The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee.

Corporate Governance; Board Independence

The Company is committed to having sound corporate governance principles and maintaining its integrity in the marketplace. The Company’s Corporate Governance Guidelines, it’s Code of Business Conduct and Ethics, as well as the charters for each of the committees discussed above, are available on the Company’s website at http://www.boydgaming.com. In addition, the Company will provide a paper copy of this information to stockholders upon written request.

The Board of Directors has determined that each of Thomas V. Girardi, Luther W. Mack, Jr., Michael O. Maffie, Billy G. McCoy, Frederick J. Schwab, Peter M. Thomas and Veronica J. Wilson is independent within the meaning of the Company’s director independence standards (discussed below).

To be considered “independent,” a director must be determined, by resolution of the Board of Directors as a whole, after due deliberation, to have no material relationship with the Company other than as a director. In each case, the Board of Directors shall broadly consider all relevant facts and circumstances and shall apply the following standards:

1.	a director who is an employee, or whose immediate family member is an executive officer, of the Company or any of its subsidiaries is not “independent” until three years after the end of such employment relationship;

2.	a director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $100,000 per year in such compensation;

3.	a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company or any of its subsidiaries is not “independent” until three years after the end of the affiliation or the employment or auditing relationship;

4.	a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s or any of its subsidiaries present executives serve on that company’s compensation committee is not “ independent” until three years after the end of such service or the employment relationship;

5.	a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company (which does not include chartable entities) that makes payments to, or receives payments from, the Company or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1.0 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold; and

6.	any director that has a material relationship with the Company shall not be independent. Any relationship not required to be disclosed pursuant to Item 404 of Regulation S-K of the Exchange Act shall be presumptively not material. For relationships not covered by the preceding sentence, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the Board of Directors. The Company would explain in the next Proxy Statement the basis for any board determination that a relationship is immaterial despite the fact that it does not meet the categorical standards of immateriality set forth above.

Selection of Directors

Stockholder Nominations

The policy of the Corporate Governance and Nominating Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board of Directors as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Corporate Governance and Nominating Committee will address the membership criteria set forth under “Director Qualifications.” Any stockholder nominations proposed for consideration by the Corporate Governance and Nominating Committee should include the nominee’s name and qualifications for membership on the Board of Directors and should be addressed to:

Boyd Gaming Corporation

2950 Industrial Road, Las Vegas, Nevada 89109

Attn: Brian A. Larson, Senior Vice President, Secretary and General Counsel

In addition, the Restated Bylaws of the Company permit stockholders to nominate directors for consideration at an annual stockholder meeting. Pursuant to the Restated Bylaws, in order to make such a nomination, a stockholder is required to, not less than 60 days prior to the date of the Annual Meeting of Stockholders, deliver a notice to the Secretary of the Company setting forth:

•	the name, age, business address and the residence address of each nominee proposed in such notice;

•	the principal occupation or employment of such nominee;

•	the number of shares of capital stock of the Company which are beneficially owned by each such nominee; and

•	such other information concerning each such nominee as would be required, under the rules of the SEC, to be disclosed in Proxy Statement soliciting proxies for the election of such nominees pursuant to Regulation 14A of the Exchange Act.

Such notice must include a signed consent of each such nominee to serve as a director of the Company, if elected. In the event that a person is validly designated as a nominee in accordance with the Company’s Restated

Bylaws and thereafter becomes unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

Director Qualifications

The Company’s Corporate Governance Guidelines contain membership criteria that apply to nominees for a position on the Board of Directors. Under these criteria, members of the Board of Directors should possess certain core competencies, some of which may include broad experience in business, finance or administration, familiarity with national and international business matters, and familiarity with the gaming industry. In addition to having one or more of these core competencies, members of the Board of Directors are identified and considered on the basis of knowledge, experience, integrity, diversity, leadership, reputation, and ability to understand the Company’s business.

Identifying and Evaluating Nominees for Directors

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Corporate Governance and Nominating Committee has the duty of regularly assessing the composition of the Board of Directors, including size of the Board of Directors, diversity, age, skills and experience in the context of the needs of the Board of Directors. In addition, the Corporate Governance and Nominating Committee also has the duty of identifying individuals qualified to become members of the Board of Directors. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates will be evaluated by the Corporate Governance and Nominating Committee and may be considered at any point during the year. As described above, the Corporate Governance and Nominating Committee will consider properly submitted stockholder nominations for candidates for the Board of Directors. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Corporate Governance and Nominating Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Corporate Governance and Nominating Committee. Stockholder nominees that comply with the Company’s nomination procedures will receive the same consideration that the Corporate Governance and Nominating Committee nominees receive.

The Company has previously, and the Corporate Governance and Nominating Committee may in the future, review materials provided by professional search firms or other parties to identify, evaluate and recruit potential director nominees who are not proposed by a stockholder. In addition, a professional search firm may be used to make initial contact with potential candidates to assess, among other things, their availability, fit and major strengths.

Keith E. Smith and Veronica J. Wilson, members of the Board of Directors and nominees for election as Class II directors, were not previously elected by the Company’s stockholders. Mr. Smith and Ms. Wilson were originally identified as potential nominees by the Chief Executive Officer. Mr. Smith and Ms. Wilson were recommended as nominees to the Board of Directors by the Company’s Corporate Governance and Nominating Committee.

Pursuant to the terms of the merger agreement previously entered into between the Company and Coast Casinos, the Company was obligated to elect Mr. Gaughan and one of Mr. Gaughan’s designees to the Board of Directors following the closing of the merger and receipt of necessary gaming approvals. On February 23, 2005, pursuant to the terms of the merger agreement, the Board of Directors elected Mr. Gaughan and Mr. Girardi, Mr. Gaughan’s designee, to the Company’s Board of Directors. Mr. Girardi was identified as a potential nominee by Mr. Gaughan, and both Mr. Gaughan and Mr. Girardi were in turn recommended as nominees to the Board of Directors by the Corporate Governance and Nominating Committee.

Presiding Director; Stockholder Communication with Directors

The Company’s independent directors designate one non-management director to serve as the Presiding Director to chair the Board of Director’s non-management director sessions. The Presiding Director serves for a one-year term, provided that no Presiding Director serves for more than three years in any five-year period. The Company’s independent directors have designated Michael O. Maffie as the Company’s Presiding Director. The Company’s stockholders and other interested parties may communicate with the Board of Directors and the Presiding Director by filling out the form at www.boydgaming.com or by writing to:

Boyd Gaming Corporation

2950 Industrial Road, Las Vegas, Nevada 89109

Attn: Brian A. Larson, Senior Vice President, Secretary and General Counsel

Inquiries sent by e-mail will go simultaneously to the Company’s General Counsel and the Presiding Director. Inquiries sent by mail will be reviewed by the Company’s General Counsel and if they are relevant to, and consistent with, the Company’s operations and policies, they will be forwarded to the Presiding Director.

Executive Compensation and Other Information

The following table sets forth the cash compensation earned for services performed for the Company during the calendar years ended December 31, 2004, December 31, 2003 and December 31, 2002 by the Company’s Chief Executive Officer and each of its other four most highly compensated executive officers, who are referred to collectively as the “Named Executive Officers.”

Summary Compensation Table

Long-Term Compensation
				Awards	Payouts
	Annual Compensation(1)			Securities Underlying Options/SARs(#)	LTIP Payouts ($)(2)	All Other Compensation ($)(3)
Name and Principal Position	Year	Salary($)	Bonus($)
William S. Boyd Chairman and Chief Executive Officer	2004 2003 2002	1,166,667(4) 1,100,000 1,100,000	2,000,000(2) 0 1,779,480(2)	425,000 425,000 425,000	709,000 769,450 300,000	19,131 32,880 16,168

Robert L. Boughner Vice President and Secretary of BAC and Chief Executive Officer of MDDC	2004 2003 2002	725,000(5) 700,000(5) 550,000(5)	406,327(5) 1,210,321(5) 352,960(5)	150,000 125,000 125,000	354,500(5) 391,720 120,000	8,875 9,375 10,872

Donald D. Snyder (6) Past President	2004 2003 2002	600,000 550,000 550,000	336,000 110,000 308,000	0 125,000 125,000	354,500 307,780 120,000	11,335 10,247 12,982

Keith E. Smith (7) President and Chief Operating Officer	2004 2003 2002	500,000 450,000 450,000	280,000 90,000 252,000	150,000 125,000 125,000	354,500 251,820 72,000	14,223 10,003 9,490

Ellis Landau Executive Vice President and Chief Financial Officer	2004 2003 2002	450,000 400,000 400,000	252,000 180,000(8) 224,000	100,000 100,000 100,000	354,500 223,840 72,000	10,546 9,410 9,815

(1)	The incremental cost to the Company of providing perquisites such as personal use of the Company’s corporate aircraft (which is only provided to certain senior executive officers) and a company car (which is only provided to the Chief Executive Officer), as well as other personal benefits during the indicated periods did not exceed, as to any Named Executive Officer, the lesser of $50,000 or 10% of the total salary and bonus paid to such Named Executive Officer for any such year and, accordingly, is omitted from the table.

(2)	These amounts were paid under the Company’s 2000 Executive Management Incentive Plan.
(3)	Amounts represent the Company’s Profit Sharing and 401(k) Plan contributions, payments of term life insurance premiums and medical cost reimbursement. In the year ended December 31, 2004, the Company’s Profit Sharing and 401(k) Plan contributions were $6,000 for each of Messrs. Boyd, Boughner, Snyder, Smith and Landau. In the year ended December 31, 2004, life insurance premium payments by the Company were $2,473 for each of Messrs. Boyd, Boughner, Snyder, Smith and Landau. In the year ended December 31, 2004, medical reimbursements were $10,658, $402, $2,862, $5,750 and $2,073 for Messrs. Boyd, Boughner, Snyder, Smith and Landau, respectively.
(4)	Mr. Boyd’s salary was increased from $1,100,000 to $1,200,000 effective as of May 1, 2004.
(5)	MDDC reimbursed the Company for Mr. Boughner’s base salary, annual bonus and LTIP payout for the calendar year ended December 31, 2004. MDDC reimbursed the Company for Mr. Boughner’s base salary and all of his annual bonus for the calendar year ended December 31, 2003 and for his base salary and a substantial portion of his annual bonus for the calendar year ended December 31, 2002. MDDC also reimbursed the Company for a bonus in the amount of $1.0 million paid to Mr. Boughner during 2003 relating to the opening of Borgata Hotel Casino and Spa. For more information, see “—Certain Relationships and Related Transactions.”
(6)	On March 31, 2005, Mr. Snyder retired from his position as President of the Company and resigned as a member of the Board of Directors.
(7)	On April 1, 2005, following Mr. Snyder’s retirement from his position as President, Mr. Smith became President and Chief Operating Officer of the Company. Previously, Mr. Smith served as Executive Vice President and Chief Operating Officer.
(8)	MDDC reimbursed the Company for a bonus in the amount of $100,000 paid to Mr. Landau during 2003 relating to the opening of Borgata Hotel Casino and Spa.

The following table sets forth the individual grants of stock options/SARs made by the Company during the fiscal year ended December 31, 2004 to each of the Named Executive Officers.

Options/SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options/SARs Granted(#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year(1)	Exercise or Base Price ($/Share)	Expiration Date
Name					5%($)	10%($)
William S. Boyd	425,000	17.08%	$36.76	12/08/14	9,825,221	24,899,038
Robert L. Boughner	150,000	6.03%	$36.76	12/08/14	3,467,725	8,787,896
Donald D. Snyder (3)	0	—	—	—	—	—
Keith E. Smith	150,000	6.03%	$36.76	12/08/14	3,467,725	8,787,896
Ellis Landau	100,000	4.02%	$36.76	12/08/14	2,311,817	5,858,597

(1)	Based on options for 2,489,000 shares granted to employees in 2004. All options were granted at fair market value, have ten-year terms and vest ratably over three years. Additional options issued to non-employee directors, representing 8,000 shares, have ten-year terms and vest ratably over four years.
(2)	The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price appreciates at the indicated rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless the stock price increases over the exercise price at some time, after vesting during the term of the option.
(3)	In April 2004, Mr. Snyder announced his planned retirement from the Company in 2005, and as a result, he did not receive a grant of options in 2004.

The following table sets forth, for each Named Executive Officer, certain information regarding shares acquired upon exercise of options during the last fiscal year and the year end value of unexercised options.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

Name	Shares Acquired upon Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options/SARs Fiscal Year-End($) Exercisable/ Unexercisable(1)
William S. Boyd	1,328,334	24,702,963	906,667 / 849,999	26,487,251 / 13,309,558
Robert L. Boughner	166,667	2,703,456	0 / 274,999	0 / 4,036,808
Donald D. Snyder	428,334	8,183,464	41,667 / 124,999	1,142,509 / 3,303,308
Keith E. Smith	298,167	6,050,087	83,334 / 274,999	2,036,683 / 4,036,808
Ellis Landau	0	0	175,001 / 199,999	5,325,860 / 3,131,640

(1)	Value is based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2004 ($41.65), less the exercise price.

The following table sets forth information regarding performance awards granted during 2004 under the Company’s 2000 Executive Management Incentive Plan, which is referred to as the “2000 MIP,” to each of the Named Executive Officers. The 2000 MIP currently provides for a payment of cash at the end of a three-year period based on the Company’s achievement of pre-established performance targets. If these performance targets are achieved, payments for awards granted in 2004 will be made shortly after the end of 2006.

Long Term Incentive Plan Awards in Last Fiscal Year

		Estimated Future Payouts($)
Name	Performance Period Until Payout	Below Threshold ($ Award)	Threshold(2)$	Target(1)$	Maximum(2)$
William S. Boyd	3 years	0	250,000	500,000	750,000
Robert L. Boughner	3 years	0	125,000	250,000	375,000
Donald D. Snyder (3)	—	—	—	—	—
Keith E. Smith	3 years	0	125,000	250,000	375,000
Ellis Landau	3 years	0	125,000	250,000	375,000

(1)	Represents target performance awards under the 2000 MIP for the 2004-2006 award period. Actual dollar amounts to be paid out at the end of this three-year period will be based on two components (each, a “Target”): (i) the Company’s achieving a target earnings-per-share figure; and (ii) the Company’s stock performance compared to a peer group of companies.
(2)	Threshold represents amounts payable upon achieving 80% of the Targets. Maximum represents amounts payable upon achieving 120% of the Targets. No payout will be made on either Target unless the Company achieves 80% of such Target for the period.
(3)	Mr. Snyder retired from his position as President of the Company on March 31, 2005. He will not receive any future award payments under the 2000 MIP.

The following table provides additional information regarding the Company’s equity compensation plans in effect at December 31, 2004.

Equity Compensation Information

	(a)	(b)	(c)
Plan Category	Number of Shares to be Issued upon Exercise of Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (excluding shares reflected in column(a))
Equity compensation plans approved by stockholders	6,637,511(1)	$20.97	1,928,449(2)
Equity compensation plans not approved by stockholders	—	—	—

Total	6,637,511(1)	$20.97	1,928,449(2)

(1)	Includes options to purchase shares outstanding under the Company’s 1993 Flexible Stock Incentive Plan, 1993 Director’s Non-Qualified Stock Option Plan, 1996 Stock Incentive Plan and 2002 Stock Incentive Plan.
(2)	Includes shares available for future issuance under the 1993 Director’s Non-Qualified Stock Option Plan, 1996 Stock Incentive Plan and 2002 Stock Incentive Plan, which include up to 82,455 shares authorized to be issued under the Company’s 1996 Stock Incentive Plan pursuant to awards that may be granted under the Company’s 2000 MIP.

Report of the Compensation and Stock Option Committee on Executive Compensation

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report, the Stock Performance Graph and the Report of the Audit Committee which follow shall not be deemed to be incorporated by reference into any such filings.

The Compensation and Stock Option Committee reviews with management cash and other compensation policies for the Company’s employees. In addition, the Compensation and Stock Option Committee reviews the performance of the Company’s executive officers and all components of the executive officers’ compensation, including base salary, short and long-term bonuses and equity compensation, and determines the compensation for the Chief Executive Officer. The Compensation and Stock Option Committee also reviews and evaluates the effectiveness of the Company’s overall executive compensation program on a regular basis, administers the Company’s stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder. The members of the Compensation and Stock Option Committee and the other independent members of the Company’s Board of Directors approved the Chief Executive Officer’s recommendation regarding the compensation of the executive officers of the Company, including the Named Executive Officers.

Compensation Policies

The Compensation and Stock Option Committee’s executive compensation policies are designed to provide competitive levels of compensation that closely link pay with the Company’s annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. The compensation of the Company’s executive officers and the Chief Executive Officer are set at levels that the Compensation and Stock Option Committee believes to be competitive with others in the Company’s industry, based on public information with respect to compensation paid by leading casino hotel companies including, but not limited to, companies in the Peer Group, as that term is defined below under “—Stock Performance Graph.” Companies in the Peer Group are selected for the purpose of comparing compensation practices on the basis of a number of factors relative to the Company, such as their size and complexity, the nature of their businesses, the regions in which they operate, the structure of their compensation programs and the availability of compensation information.

There are three primary elements in the Company’s executive compensation program:

•	Base salary;

•	Short and long-term bonuses; and

•	Stock options.

Individual base salaries are established based on an executive officer’s historical contribution and future importance to the Company, are reviewed annually and adjusted from time to time to recognize individual performance, promotions and competitive compensation levels and other subjective factors, without assigning a specific weight to individual factors.

Bonuses are paid pursuant to (i) an annual management incentive plan, in which certain management personnel at the individual properties and at the corporate level participate, and in which the Chief Executive Officer does not participate; and (ii) the 2000 MIP, under which certain management personnel, including the Chief Executive Officer, participate.

Bonus awards under the annual management incentive plan are set as a percentage of base salary, with the specific target percentage determined by the person’s position, level and scope of responsibility within the Company so that highly compensated executives receive a relatively larger percentage of their total compensation in bonuses dependent on performance. The award of bonuses is dependent on the achievement of specified goals. The achievement of quantitative goals at the department, property and corporate levels is the primary factor in determining individual bonuses, and such goals are linked to the achievement of specified earnings and other performance targets. In addition, the Chief Executive Officer has been given the authority by, and acts under the oversight of, the Compensation and Stock Option Committee to use his discretion to make determinations regarding payments to be made under the annual management incentive plan. Under this plan in 2004, bonuses were paid to the Named Executive Officers, other than the Chief Executive Officer, who does not participate in the annual management incentive plan.

The Company’s 2000 MIP provides bonus awards to selected members of senior management, including the Chief Executive Officer of the Company, if certain long-term targets are achieved and to the Chief Executive Officer if certain annual targets are achieved. The 2000 MIP’s long-term performance period has been established as a three-year period, with the first such three-year period ended on December 31, 2000 and subsequent three-year periods ending each year thereafter. For the three-year performance periods commencing on January 1, 2003, 2004 and 2005, there are seven individuals eligible for these awards, including the Named Executive Officers. For the three-year performance period that began in January 2005, the performance criteria for awards under 2000 MIP include achieving a specified targeted aggregate earnings per share, stock price performance relative to companies included in a specified peer group (comprised of eleven (11) gaming companies and the Company) and relative growth in the Company’s aggregate earnings per share compared to earnings per share growth of the companies included in the Standard and Poor’s MidCap 400 Index.

The Company believes that a significant component of the compensation paid to the Company’s executives over the long-term should be derived from stock options. The Company strongly believes that stock price appreciation and stock ownership in the Company are a valuable incentive to executives and that the grant of stock options to them serves to align their interests with the interests of the stockholders as a whole and encourages them to manage the Company in its best long-term interests. The Compensation and Stock Option Committee determines whether to grant stock options, as well as the amount of the grants, based on a person’s position within the Company.

In addition, the Company provides certain senior executive officers with perquisites that it believes are reasonable, competitive and consistent within other gaming operators and the Company’s overall executive compensation program. The Company believes that its perquisites help it to hire and retain the best executives. Certain senior executive officers, as designated by the Chief Executive Officer and pursuant to the Company’s internal policies, may use Company aircraft for personal travel on a limited basis. Such executive officers are imputed with income in an amount equivalent to the Standard Industry Fare Level, as defined in the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), rate for such use and are required to advance to the Company an amount estimated to cover the incidental out of pocket costs attributed to such use.

Compensation of Chief Executive Officer

In establishing the overall compensation of the Chief Executive Officer, the Compensation and Stock Option Committee reviewed all components of his compensation, including base salary, short and long-term bonuses and equity compensation. In addition, the Compensation and Stock Option Committee considered a number of factors, including the record of leadership and vision provided by the Chief Executive Officer since co-founding California Hotel and Casino, the Company’s predecessor and now one of its subsidiaries, in 1973; the identification of the Company with the Chief Executive Officer by the Company’s employees, the financial community and the general public; and the recognition by the Compensation and Stock Option Committee and others in the gaming industry of the importance of his leadership, creativity and other personal attributes to the Company’s continued success. The importance of these attributes as it relates to the Company’s current Chief Executive Officer are deemed critical to the success of the Company and thereby warrant individual consideration. The Compensation and Stock Option Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining the compensation of the Chief Executive Officer. Consistent with the Company’s overall executive compensation program, the compensation of the Chief Executive Officer is composed of base salary, short and long-term bonuses and stock options. The Chief Executive Officer received an increase in base salary effective May 1, 2004 (which amount had not been changed since 2002) from $1,100,000 annually to $1,200,000 annually.

The Chief Executive Officer participates in the 2000 MIP, approved by the Company’s stockholders in 2000 and is again subject to stockholder approval at the Annual Meeting (see Proposal No. 3 below), for both his annual and long-term bonus. The 2000 MIP, among other things, provides for annual incentive awards to certain of the Company’s key executives who are “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code and is administered by the Compensation and Stock Option Committee. In determining awards to be made under the 2000 MIP, the Compensation and Stock Option Committee may approve a formula based on one or more objective criteria to measure corporate performance. Performance criteria must include one or more of the following: the Company’s pre- or after-tax earnings, revenue growth, operating income, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, share price growth, stockholder returns, gross or net profit margin, earnings per share, price per share and market share, any of which may be measured either in absolute terms, or as compared to any incremental increase, or as compared to results of a peer group. The annual maximum amount of cash compensation payable to a participant under the 2000 MIP is $2,000,000 per year for each of the annual and long-term bonus. With respect to Mr. Boyd’s annual bonus, for the twelve months ended December 31, 2004, Mr. Boyd’s performance criteria was pre-tax income for which he received a bonus of $2,000,000 under the 2000 MIP.

The Chief Executive Officer was one of the participants in the long-term bonus program pursuant to the 2000 MIP. Under that Plan, his target award for the three-year period ended December 31, 2004 was $500,000, subject to an award payment threshold of $250,000 and a maximum award payment of $750,000. The target award is comprised of two performance criteria, which, for the measurement period, were: a cumulative target earnings per share for which the target award was $300,000, and stock price performance relative to a specified peer group for which the target award was $200,000. Mr. Boyd received an award of $425,400 for the first performance criterion and $283,600 for the second performance criterion for a total long-term bonus award of $709,000 pursuant to the 2000 MIP.

The Company also provides the Chief Executive Officer with perquisites that it believes are reasonable, competitive and consistent within other gaming operators and the Company’s overall executive compensation program, including the use of a Company car and use of Company aircraft. The Chief Executive Officer may use Company aircraft, pursuant to the Company’s internal policies, for personal travel on a limited basis. The Chief Executive Officer is imputed with income in an amount equivalent to the Standard Industry Fare Level, as defined in the Internal Revenue Code, rate for such use and is required to advance to the Company an amount estimated to cover the incidental out of pocket costs attributed to such use.

The Compensation and Stock Option Committee’s Conclusion

Based on the review discussed in this report, the Compensation and Stock Option Committee finds the Chief Executive Officer’s and the Named Executive Officer’s total compensation in the aggregate to be reasonable and not excessive.

Policy Regarding Deductibility of Compensation

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the Chief Executive Officer or any of the other four most highly compensated executive officers. The 2000 MIP, which is a qualified performance-based compensation plan, will not be subject to the deduction limit if certain requirements are met. To this end, the 2000 MIP is again subject to stockholder approval at the Annual Meeting (see Proposal No. 3 below). The Company has structured certain other performance-based portions of its executive officers’ compensation in a manner that is designed to comply with the exceptions to the deductibility limitations of Section 162(m).

The Compensation and Stock Option Committee believes, however, that in certain circumstances factors other than tax deductibility take precedent when determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and its stockholders. Given the Company’s changing industry and business, as well as the competitive market for outstanding executives, the Compensation and Stock Option Committee believes that it is important for such committee to retain the flexibility to design compensation programs consistent with its overall executive compensation program, even if some executive compensation is not fully deductible. Accordingly, the Compensation and Stock Option Committee has from time to time approved elements of compensation for certain officers that are not fully deductible, and reserves the right to do so in the future, when appropriate.

Michael O. Maffie, Chairman

Luther W. Mack, Jr.

Billy G. McCoy

Members, Compensation and Stock Option Committee

Report of the Audit Committee

To the Board of Directors:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2004.

We have discussed with Deloitte & Touche, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

We have received and reviewed the written disclosures and the letter from Deloitte & Touche required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with the auditors their independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

During the course of 2004, the Company’s management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Company’s Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management, members of the Company’s internal audit group and Deloitte & Touche at each regularly scheduled Audit Committee meeting. The Audit Committee also held a number of special meetings to discuss issues as they arose. At the conclusion of the process, management, as well as members of the Company’s internal audit group, provided the Audit Committee with and the Audit Committee reviewed a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC, as well as Deloitte & Touche’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in 2005.

We have also considered whether the provision of services by Deloitte & Touche, other than services related to the audit of the financial statements referred to above and the review of interim financial statements included in the Company’s quarterly reports on Form 10-Q for the most recent fiscal year, is compatible with maintaining the independence of Deloitte & Touche.

Frederick J. Schwab, Chairman

Peter M. Thomas

Veronica J. Wilson

Members, Audit Committee

Compensation and Stock Option Committee Interlocks and Insider Participation

The Company’s Compensation and Stock Option Committee consists of Messrs. Maffie, Mack, and McCoy. None of the Company’s executive officers serves as a director or member of the compensation committee (or other board committee performing equivalent functions) of another entity that has one or more executive officers serving on the Company’s Compensation and Stock Option Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, certain of the Company’s officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and 10% stockholders are also required by the SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during 2004, all Section 16(a) filing requirements applicable to such officers, directors and 10% stockholders were complied with.

Certain Relationships and Related Transactions

The Company, through Boyd Atlantic City, Inc. (“BAC”), its wholly owned subsidiary, and a wholly owned subsidiary of MGM MIRAGE have entered into a limited liability company operating agreement to construct, own and operate Borgata Hotel Casino and Spa. The Company, through BAC, owns a 50% interest in MDDC, the operating company created pursuant to the agreement. In connection with the Company’s oversight and responsibility for Borgata’s operations, the Company directly, or indirectly through its subsidiaries, has from time to time provided various services to MDDC, including services required pursuant to the agreement. Pursuant to the terms of the agreement, MDDC reimbursed the Company for Mr. Boughner’s 2004 base salary, annual bonus and long term bonus (LTIP payout). For more information on the amounts reimbursed for 2004, see the Summary Compensation Table set forth under “Proposal 1—Election of Directors—Executive Compensation and Other Information.”

The Company also provides MDDC with the use of its corporate aircraft for which it is reimbursed. For 2004, such reimbursements equaled approximately $102,000. In addition, in August 2004, the Company sold one of its corporate airplanes to MDDC for use in Borgata’s business for $5.8 million, the airplane’s appraised value. Mr. Boughner, a member of the Company’s Board of Directors, is also the Chief Executive Officer of MDDC.

Marianne Boyd Johnson, William R. Boyd and Samuel J. Boyd are the children of William S. Boyd, the Company’s Chairman and Chief Executive Officer. Marianne Boyd Johnson, Vice Chairman of the Board of Directors and Senior Vice President, received total salary and bonuses in the amount of $461,200 for fiscal year 2004 and will receive a base salary in the amount of $200,000 for fiscal year 2005. William R. Boyd, a Vice President and member of the Company’s Board of Directors, received total salary and bonuses in the amount of $439,900 for fiscal year 2004 and will receive a base salary in the amount of $175,000 for fiscal year 2005. Samuel J. Boyd, Executive Host at Sam’s Town Hotel, Gambling Hall and Bowling Center in Las Vegas, Nevada, received total salary and bonus in the amount of $116,448 for fiscal year 2004 and will receive a base salary in the amount of $90,270 for fiscal year 2005.

Coast Hotels, a subsidiary of Coast Casinos, and several other subsidiaries of the Company (collectively, the “Boyd Subsidiaries”) maintain numerous racetrack dissemination contracts with Las Vegas Dissemination Company, Inc. (“LVDC”). Michael J. Gaughan’s son, John Gaughan, is the president and sole stockholder of LVDC. LVDC has been granted a license by the Nevada Gaming Authorities to disseminate live racing for those events and tracks for which it enters into contracts and has been granted the exclusive right to disseminate all pari-mutuel services and race wire services to Nevada casinos. Under these dissemination contracts, the Boyd Subsidiaries pay to LVDC between 3% and 5% of the wagers it accepts for races held at the racetracks covered by the respective contracts. The Boyd Subsidiaries also pay to LVDC a monthly fee for race wire services. The terms on which the dissemination services are provided are regulated by the Nevada Gaming Authorities. Additionally, certain Boyd Subsidiaries have other agreements with LVDC, which are not subject to regulation by the Nevada Gaming Authorities, to provide ancillary services, equipment and support to the race and sports book operations of such Boyd Subsidiaries. As of February 15, 2005, the Boyd Subsidiaries incurred aggregate expenses to LVDC of approximately $2,480,436 since July 1, 2004, the closing date of the Boyd/Coast merger. Michael J. Gaughan is a member of the Board of Directors of the Company and the Chief Executive Officer of Coast Casinos and Coast Hotels.

Prior to consummating the merger with Coast Casinos, Coast Hotels promoted The Orleans Hotel and Casino by advertising on NASCAR vehicles operated by Orleans Motor Sports, Inc. (“Motor Sports”). Michael J. Gaughan is the sole owner of Motor Sports. Brendan Gaughan, the main driver employed by Motor Sports, is the son of Mr. Gaughan. As of February 15, 2005, Coast Casinos owed the amount of $69,154 to Motor Sports, which amount has been reclassified as a deposit.

Coast Benefits, a division of Coast Hotels, operated a Group Benefits Plan in which qualified employees of Coast Hotels were entitled to participate. Eligible employees that participated in the plan were permitted to elect coverage for their dependents, for a fee, through payroll deduction. Coast Benefits also offered participation in the

Group Benefits Plan to other entities in which Mr. Gaughan has an interest, including Michael J. Gaughan Airport Slot Concession, Inc., Motor Sports and Kroyer Racing Engines, LLC (the “Related Entities”). As of February 15, 2005, since the closing of the Boyd/Coast merger, the Related Entities paid a total of $899,728 to Coast Benefits, which amount included $418,272 for net claims paid or estimated for future claims to be paid by Coast Benefits to third parties on behalf of the Related Entities, and $481,456 for amounts owed by the Related Entities to Coast Benefits at the date of the merger. As of December 31, 2004, none of the Related Entities participated in the Group Benefits Plan and there were no receivables from or payables to any of the Related Entities.

Mr. Gaughan is the sole owner of Gaughan Flying, LLC, an entity that owns an aircraft that is used for, among other things, business purposes related to Coast Casinos. As of February 15, 2005, the Company has paid $171,736 to Gaughan Flying, LLC in connection with the use of the aircraft for such business purposes since July 1, 2004, the closing date of the Boyd/Coast merger.

Michael J. Gaughan, Jr., the son of Mr. Gaughan, is currently the general manager of the South Coast, a Las Vegas hotel and casino that is being developed by Coast Casinos. For fiscal year 2004, Michael J. Gaughan, Jr. received total salary and bonus in the amount of $229,596, a portion of which was earned subsequent to the merger; and he will receive a base salary of $225,000 for fiscal year 2005.

Michael J. Gaughan, Jr. is also an owner of Coast Vacations, Inc., a travel agency operating under the name Las Vegas Vacations (“LVV”), that markets Coast Casinos’ hotel-casino properties to residents of Vancouver, Canada. Coast Hotels has agreed to pay LVV approximately $10,000 per month to promote its hotel-casinos subject to certain conditions designed to assure that LVV is utilizing such funds in a productive manner and for purposes that benefit Coast Casinos. As of February 15, 2005, Coast Casinos paid $80,000 to LVV since July 1, 2004, the closing date of the Boyd/Coast merger.

For a discussion of related party transactions regarding Coast Casinos, entities affiliated with Coast Casinos and members of the Gaughan family that existed prior to the consummation of the merger with Coast Casinos, please refer to “Chapter III—Information about the Coast Casinos Annual Meeting and other Proposals—Proposal 2 Election of Coast Casinos Directors—Certain Relationships and Related Transactions” included in the Company’s joint proxy statement/prospectus dated March 29, 2004.

Stock Performance Graph

The performance graph below compares the cumulative total stockholder return of the Company with the cumulative total return of a peer group, which is referred to as the “Peer Group,” consisting of Argosy Gaming Company, Inc., Aztar Corporation, Mandalay Resort Group, Harrah’s Entertainment, Inc., Isle of Capri Casinos, Inc. and Station Casinos, Inc., and the cumulative total returns of the Russell 2000 Stock Index, which is referred to as the “Russell 2000.” The performance graph assumes that, on December 31, 1999, $100 was invested in the Company’s Common Stock, in the common stock of the Peer Group and in the Russell 2000. In accordance with guidelines of the SEC, the stockholder return for each company in the Peer Group indexes has been weighted on the basis of market capitalization as of the beginning of the period. The stock price performance shown in this graph is neither necessarily indicative of, nor intended to suggest, future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN

Among Boyd Gaming Corporation, the Peer Group and the Russell 2000

PROPOSAL 2—Ratification of Independent Registered Public Accounting Firm

Deloitte & Touche LLP (“Deloitte & Touche”) has served as the independent registered public accounting firm of the Company and California Hotel and Casino, the Company’s predecessor, since 1981 and has been appointed by the Audit Committee to continue as the Company’s independent registered public accounting firm for the year ending December 31, 2005. In the event that stockholder ratification of this selection of auditors is not approved by a majority of the shares of the Common Stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its future selection of auditors. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

The Audit Committee considered whether Deloitte & Touche’s provision of any professional services, other than its audits of the Company’s annual financial statements and the effectiveness of the Company’s internal controls over financial reporting, reviews of quarterly financial statements and other audit-related services, is compatible with maintaining the auditor’s independence.

Fees Billed by Deloitte & Touche

The following table sets forth the aggregate fees billed (in thousands) by Deloitte & Touche for the audits and other services provided to the Company for fiscal years 2004 and 2003.

	2004	2003
Audit Fees (1)	$1,649	$522
Audit-Related Fees (2)	384	124
Tax Fees (3)	198	65
All Other Fees (4)	43	2

Total	$2,274	$713

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and the review of the Company’s quarterly financial statements. In 2004, Audit Fees also included $896,000 for professional services provided in connection with the audit of the effectiveness of the Company’s internal controls over financial reporting.
(2)	Audit-related fees consisted primarily of audit services provided in connection with statutory or regulatory filings and audits and employee benefit plan audits. Additionally, audit related fees in 2004 include the offering and registration of the Company’s $350 million 6.75% Senior Subordinated Notes due 2014 and the merger with Coast Casinos. Audit related fees in 2003 included projects related to Sarbanes-Oxley readiness and responding to SEC comment letters.
(3)	Tax fees in 2004 consisted primarily of a review of the Company’s federal tax return and tax consulting regarding federal, state and merger related tax matters. Tax fees in 2003 consisted primarily of a review of the Company’s federal tax return and tax consulting regarding federal and state tax matters.
(4)	All other fees in 2004 consisted primarily of other professional services related to the merger with Coast Casinos. All other fees in 2003 consisted primarily of services relating to the opening of Borgata Hotel Casino and Spa.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The Company’s Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the Company’s independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee. The Chairman is required to report any decisions to the Audit Committee at the next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2005.

PROPOSAL 3—Reapproval to 2000 Executive Management Incentive Plan

The Company’s stockholders are being asked to reapprove the Boyd Gaming Corporation 2000 Executive Management Incentive Plan (the “2000 MIP”). The Board of Directors and the stockholders previously approved the 2000 MIP in the year 2000. Section 162(m) of the Internal Revenue Code requires that the 2000 MIP be submitted to the Company’s stockholders every five years for approval.

The 2000 MIP provides the Company’s key executives with the opportunity to earn incentive awards based on the achievement of goals relating to the performance of the Company and its business units.

Background and Reasons for Adoption

The 2000 MIP is a performance-based bonus plan pursuant to which the Company rewards management for achieving certain performance objectives. Under Section 162(m) of the Internal Revenue Code, the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1 million in any one year. However, the Company may deduct compensation in excess of that amount if it qualifies as “performance-based compensation,” as defined in Section 162(m). The 2000 MIP is designed to qualify payments thereunder as performance-based compensation, so that the Company may continue to receive a federal income tax deduction for the payment of incentive bonuses to its executive officers. The Company will also continue to operate its other bonus plan for the compensation of these executive officers up to the limits of Section 162(m) and for compensation of those executive officers for whom Section 162(m) is not an issue.

Description of the 2000 MIP

The following paragraphs provide a summary of the principal features of the 2000 MIP and its operation. The 2000 MIP is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A.

Purpose of the 2000 MIP

The 2000 MIP is intended to increase stockholder value and the success of the Company by motivating key employees to perform to the best of their abilities and achieve the Company’s objectives.

Administration of the 2000 MIP

The 2000 MIP will continue to be administered by the Company’s Compensation and Stock Option Committee (the “Committee”).

Eligibility to Receive Awards

Certain officers and key employees of the Company are eligible to participate in the 2000 MIP. Participation in the 2000 MIP by any particular officer or employee is determined annually in the sole discretion of the Committee. In selecting participants for the 2000 MIP, the Committee chooses officers and employees of the Company who are likely to have a significant impact on Company performance. For 2005, there are seven (7) individuals eligible for awards under the 2000 MIP, each of whom are named in the table below. Future participation will be in the sole discretion of the Committee.

Target Awards and Performance Goals

The 2000 MIP pays awards based on a plan period which consists of either a single plan year or two or more consecutive fiscal years of the Company, known as a “plan cycle.” For each plan period (or portion of a plan period), the Committee establishes in writing: (1) a target award for each participant, (2) the performance goals which must be achieved in order for the participant to be paid the target award, and (3) a formula for increasing or decreasing a participant’s target award depending upon how actual performance compares to the pre-established performance goals. Each participant’s target award is determined by the Committee in its sole discretion. There are several performance measures which the Committee may use in setting the performance goals for any year. Specifically, the performance goals applicable to any participant will provide for a targeted level of achievement using one or more of the following measures: the Company’s pre- or after-tax earnings, revenue growth, operating income, operating cash flow, return on net assets, return on assets, return on capital, return on stockholders’ equity, share price growth, stockholder returns, gross or net profit margin, earnings per share, price per share and market share, any of which may be measured either in absolute terms, as compared to any incremental increase, or as compared to results of a peer group. The Committee may set performance goals that differ from participant to participant. For example, the Committee may choose performance goals that apply on either a corporate or business unit basis, as deemed appropriate in light of the participant’s responsibilities.

For awards granted in fiscal year 2005, the Committee has established that actual dollar amounts to be paid out at the end of this three (3) year period will be based on three (3) components (each a “Target”): (i) the Company’s achieving a target earnings per share figure; (ii) the Company’s stock performance compared to a specified peer group, which group is comprised of eleven (11) gaming companies and the Company; and (iii) the relative growth in the Company’s aggregate earnings per share compared to the growth in the earnings per share of the companies included in the Standard and Poor’s MidCap 400 Index. Each Target is weighted equally to account for 1/3 of the overall award.

Determination of Actual Awards

After the end of each performance goal period, the Committee must confirm in writing the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award, if any, for each participant will be determined by applying the formula to the level of actual performance which has been certified by the Committee. However, the Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. Also, no participant’s actual award under the 2000 MIP may exceed $2 million for any plan year or $2 million for any plan cycle. Furthermore, the 2000 MIP contains a continuous employment requirement. If a participant terminates employment with the Company prior to the award payment date, the Committee, in its sole discretion, may determine that he or she is entitled to the payment of an award for the year reduced proportionately based on the termination date. If the participant’s termination is due to disability or death, the Committee may proportionately reduce or eliminate his or her actual award based on the date of termination and such other considerations as the Committee deems appropriate. Awards under the 2000 MIP generally will be payable in cash after the end of the performance goal period during which the award was earned. However, the Committee reserves the right to declare any award wholly or partially payable in an equivalent amount of restricted stock issued under the Company’s 1996 Stock Incentive Plan or a successor equity compensation plan.

Pro-forma Benefits for the 2000 MIP

Because payments under the 2000 MIP are determined by comparing actual performance to the annual performance goals established by the Committee, it is not possible to conclusively state the amount of benefits which will be paid under the 2000 MIP. The following table sets forth the information regarding performance awards granted during 2005 that would be payable to all of the current participants, if the performance goals established by the Committee for 2005 are achieved. There can be no assurance that the pre-established performance goals actually will be achieved in whole or in part, and therefore, there can be no assurance that the target awards shown below actually will be paid in the amounts shown. Amounts paid, if any, may be greater or lesser than the amounts shown below depending upon the Company’s financial performance compared to the stated goals.

		Estimated Future Payouts($)
Name	Performance Period Until Payout	Below Threshold ($ Award)	Threshold(2)$	Target(1)$	Maximum(2)$
William S. Boyd	3 years	0	250,000	500,000	750,000
Chairman and Chief Executive Officer
Robert L. Boughner	3 years	0	125,000	250,000	375,000
Vice President and Secretary of BAC and Chief Executive Officer of MDDC
Keith E. Smith	3 years	0	125,000	250,000	375,000
President and Chief Operating Officer
Ellis Landau	3 years	0	125,000	250,000	375,000
Executive Vice President and Chief Financial Officer
Michael J. Gaughan	3 years	0	125,000	250,000	375,000
Chief Executive Officer of Coast Casinos
Marianne Boyd Johnson	3 years	0	75,000	150,000	225,000
Vice Chairman and Senior Vice President
William R. Boyd	3 years	0	75,000	150,000	225,000
Vice President

(1)	Represents target performance awards under the 2000 MIP for the 2005-2007 award period. Actual dollar amounts to be paid out at the end of this three-year period will be based on three (3) components (each, a “Target”): (i) the Company’s achieving a target earnings-per-share figure; (ii) the Company’s stock performance compared to a specified peer group, which group is comprised of eleven (11) gaming companies and the Company; and (iii) the relative growth in the Company’s aggregate earnings per share compared to the growth in the earnings per share of the companies in the Standard and Poor’s MidCap 400 Index.
(2)	Threshold represents amounts payable upon achieving 80% of the Targets. Maximum represents amounts payable upon achieving 120% of the Targets. No payout will be made on a Target unless the Company achieves 80% of such Target for the period.

The officers and key employees, including the Named Executive Officers, who participate in the 2000 MIP are also eligible for certain short term incentive bonus awards under the Company’s annual management incentive plan, except the Chief Executive Officer. The Chief Executive Officer receives both his short-term and long-term awards under the 2000 MIP.

Amendment and termination of the 2000 MIP

The Board of Directors may amend or terminate the 2000 MIP at any time and for any reason, but in accordance with Section 162(m) of the Internal Revenue Code, certain material amendments to the 2000 MIP will be subject to stockholder approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REAPPROVAL OF THE 2000 EXECUTIVE MANAGEMENT INCENTIVE PLAN.

PROPOSAL 4—Amendment to 2002 Stock Incentive Plan

The Company’s stockholders are being asked to approve an amendment and restatement of the 2002 Stock Incentive Plan (the “2002 Plan”) to increase the maximum number of shares of the Company’s Common Stock authorized for issuance over the term of the 2002 Plan by 5.0 million shares from 7.0 million shares to 12.0 million shares. As of March 1, 2005, there were only 1,816,159 shares remaining available for option grants and other awards under the 2002 Plan. The Company’s Board of Directors believes that it is necessary to increase the number of shares available for issuance under the 2002 Plan to enable the Company to continue using equity incentives to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the Company and that an amendment to the 2002 Plan is in the best interests of the Company.

The 2002 Plan was originally adopted by the Company’s Board of Directors in February 2002 and approved by the Company’s stockholders on May 16, 2002. The amendment and restatement of the 2002 Plan for which stockholder approval is sought under this Proposal No. 4 was adopted by the Company’s Board of Directors in April 2005, subject to stockholder approval.

Summary of 2002 Plan

The principal terms of the 2002 Plan, as proposed to be amended, are summarized below. This summary does not purport to be complete, and is subject to, and qualified by reference to, all provisions of the 2002 Plan, as proposed to be amended and restated, a copy of which is attached to this Proxy Statement as Appendix B and incorporated herein by reference. Any capitalized term not defined in this summary shall have the same meaning given to it in the 2002 Plan.

Purpose.    The purpose of the 2002 Plan is to provide the Company’s directors, employees and others who perform substantial services to the Company an incentive, through ownership of the Company’s Common Stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals.

Administration.    The 2002 Plan is administered by either the Company’s Board of Directors or the Compensation and Stock Option Committee, which are referred to collectively as the “Plan Administrator.” The Compensation and Stock Option Committee satisfies Rule 16b-3 promulgated under the Exchange Act. The 2002 Plan authorizes the Plan Administrator to select the employees, directors and consultants of the Company to whom incentive stock options, non-qualified stock options and other awards, which are referred to collectively as “Awards,” may be granted and to determine the terms and conditions of any Award. With respect to Awards subject to the Section 162(m) of the Internal Revenue Code, the Compensation and Stock Option Committee is comprised solely of two or more “outside directors” as defined under Section 162(m) of the Internal Revenue Code and applicable tax regulations. For grants of Awards to individuals not subject to Rule 16b-3 of the Exchange Act and Section 162(m) of the Internal Revenue Code, the Company’s Board of Directors may authorize one or more officers to grant such Awards.

Subject to applicable laws, the Plan Administrator has the authority, in its discretion, to select employees, directors and consultants to whom Awards may be granted from time to time, to determine whether and to what extent Awards are granted, to determine the number of shares of the Company’s Common Stock or the amount of other consideration to be covered by each Award, to approve Award Agreements for use under the 2002 Plan, to determine the terms and conditions of any Award, to amend the terms of any outstanding Award granted, to construe and interpret the terms of the 2002 Plan and Awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to take such other action not inconsistent with the terms of the 2002 Plan as the Plan Administrator deems appropriate.

Eligibility.    The 2002 Plan permits the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code only to employees of the Company and any parent or subsidiary corporation of the Company. Awards other than incentive stock options may be granted to employees, directors or consultants of the Company and related entities.

Terms and Conditions of Awards.    The Plan Administrator is authorized to award any type of arrangement to an employee, director or consultant that is consistent with the provisions of the 2002 Plan and that by its terms involves or might involve the issuance of (i) shares of the Company’s Common Stock, (ii) an option, stock appreciation right, or similar right with a fixed or variable price related to the fair market value of the Company’s Common Stock and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions or (iii) any other security with value derived from the value of the Company’s Common Stock. Subject to the terms of the 2002 Plan, the Plan Administrator determines the provisions, terms and conditions of each Award, including, but not limited to, the Award vesting schedule, repurchase provisions, forfeiture provisions, forms of payment and the like.

Each Award is designated in an Award Agreement. In the case of an option, the option is designated as either an incentive stock option or a non-qualified stock option. To the extent that the aggregate fair market value of shares of the Company’s Common Stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options are treated as non-qualified stock options.

The term of an incentive stock option may not be for more than 10 years from date of grant (or 5 years in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company).

Section 162(m) of the Internal Revenue Code.    The maximum number of shares with respect to which options or stock appreciation rights may be granted to any participant in any fiscal year of the Company is 500,000 shares. The foregoing limitation is adjusted proportionately by the Plan Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the Company’s Common Stock and its determination shall be final, binding and conclusive. Under Section 162(m) of the Internal Revenue Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1.0 million paid to its chief executive officer and each of its four most highly paid other executive officers who are serving in such capacities as of the last day of such taxable year. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options or stock appreciation rights granted under such a plan and with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Internal Revenue Code or the regulations thereunder, in applying the foregoing limitation, if any option or stock appreciation right is canceled, the canceled Award shall continue to count against the maximum number of shares of the Company’s Common Stock with respect to which an Award may be granted to a participant.

Grants by Plan Administrator.    The 2002 Plan authorizes the Plan Administrator to grant incentive stock options at an exercise price of not less than 100% (or 110%, in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company) of the fair market value of the Company’s Common Stock on the date the option is granted. Unless otherwise determined by the Plan Administrator, the per share exercise price of non-qualified stock options shall not be less than 85% of the fair market value on the date the option is granted. The exercise price of Awards intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code may not be less than 100% of the fair market value on the date the option is granted. Subject to applicable laws, the consideration to be paid for the shares of the Company’s Common Stock to be issued upon exercise or purchase of an Award, including the method of payment, is determined by the Plan Administrator. In addition to any other types of consideration, the Plan Administrator may, for example, accept as consideration (i) cash, (ii) check, (iii) shares of the Company’s Common Stock, (iv) the delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise and delivery to the Company of the amount of sale proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment.

Termination of Employment.    An Award may not be exercised after the termination date of such Award as set forth in the Award Agreement. In the event a participant in the 2002 Plan terminates employment, an Award may be exercised only to the extent provided in the Award Agreement. Where an Award Agreement permits a participant to exercise an Award following termination of employment, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever comes first. Any Award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, converts automatically to a non-qualified stock option and thereafter is exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

Transferability of Awards.    During their lifetime, those who hold incentive stock options cannot transfer these options other than by will or by the laws of descent or distribution. The options may be exercised during the lifetime of the participant only by the participant; provided, however, that the participant may designate a beneficiary of his or her incentive stock option in the event of his or her death. Other Awards shall be transferred by will and by the laws of descent and distribution, and during the participant’s lifetime, by gift or through a domestic relations order to members of a participant’s immediate family to the extent and in the manner determined by the Plan Administrator.

Adjustments Upon Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of the Company’s Common Stock covered by outstanding Awards, the number of shares of the Company’s Common Stock that have been authorized for issuance under the 2002 Plan, the exercise or purchase price of each outstanding Award, the maximum number of shares of the Company’s Common Stock that may be granted to any participant in a fiscal year, and the like, may be proportionally adjusted by the Plan Administrator in the event of (i) any increase or decrease in the number of issued shares of the Company’s Common Stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the Company’s Common Stock, (ii) any other increase or decrease in the number of issued shares of the Company’s Common Stock effected without receipt of consideration by the Company or (iii) as the Plan Administrator may determine in its discretion, any other transaction with respect to the Company’s Common Stock to which Section 424(a) of the Internal Revenue Code applies or a similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Plan Administrator and its determination shall be final, binding and conclusive.

Corporate Transaction/Change in Control.    Effective upon the consummation of a corporate transaction, as described below, all outstanding Awards shall terminate. However, all such awards shall not terminate to the extent the contractual obligations represented by the Award are assumed by the successor entity. A corporate transaction includes (i) the sale of all or substantially all of the Company’s assets, (ii) the complete dissolution or liquidation of the Company, (iii) a merger or consolidation in which the Company is not the surviving entity,

(iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger, or (v) the acquisition in a single or series of related transactions by any person or related group of persons, other than an acquisition from or by the Company or by William S. Boyd, his spouse or any direct descendant of William S. Boyd and his spouse, of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities.

In the event of a change in control, as described below, all outstanding options shall remain exercisable until the termination of the applicable option term. A change in control includes a change in ownership or control of the Company effected through (i) the direct or indirect acquisition by any person or related group of persons, other than an acquisition from or by the Company or by William S. Boyd, his spouse or any direct descendant of William S. Boyd and his spouse, of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of continuing directors who are not affiliates or associates of the offeror do not recommend such stockholders accept or (ii) a change in the composition of the Board over a period of 36 months or less such that a majority of the Board ceases to be comprised of individuals who are continuing directors.

The Plan Administrator has the authority to provide for the full or partial automatic vesting and exercisability of some or all of the outstanding Awards under the 2002 Plan upon the occurrence of a corporate transaction or change in control.

Available Shares.    The maximum aggregate number of shares of the Company’s Common Stock which may be issued under the 2002 Plan, as amended, is currently 7.0 million shares. If the proposal to increase the number of shares under the 2002 Plan is approved by the Company’s stockholders, this maximum aggregate amount will be increased by 5.0 million shares to 12.0 million shares. The last reported sales price of the Company’s Common Stock on the New York Stock Exchange on March 31, 2005 was $52.15 per share.

Amendment, Suspension or Termination of the 2002 Plan.    The Company’s Board of Directors may at any time amend, suspend or terminate the 2002 Plan. To the extent necessary to comply with applicable provisions of U.S. Federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein, the Company will obtain stockholder approval of any amendment to the 2002 Plan in such a manner and to such a degree as required. The 2002 Plan will terminate in February 2012 unless previously terminated by the Company’s Board of Directors. Any amendment, suspension or termination of the 2002 Plan shall not adversely affect Awards already granted unless consented to by the grantee.

Certain U.S. Federal Tax Consequences

The following summary of the federal income tax consequences of 2002 Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences or guidance that may be issued by the Treasury Department under Section 409A of the Internal Revenue Code. As such, please refer to the applicable provisions of the Internal Revenue Code for additional information.

Non-Qualified Stock Options.    The grant of a non-qualified stock option under the 2002 Plan will not result in any U.S. Federal income tax consequences to the participant or to the Company. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for U.S. Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Internal Revenue Code and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of the Company’s Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

In the event a nonqualified stock option is amended or initially granted with an exercise price less than 100% of the fair market value of the Common Stock on the date of grant, such option may be considered deferred compensation and subject to the rules of new Section 409A of the Internal Revenue Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Internal Revenue Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently how the additional tax and penalties and interest will be applied is unclear.

Incentive Stock Options.    The grant of an incentive stock option under the 2002 Plan will not result in any U.S. Federal income tax consequences to the participant or to the Company. A participant recognizes no U.S. Federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. The Internal Revenue Service has issued proposed regulations that would subject participants to withholding at the time participants exercise an incentive stock option for Social Security and Medicare taxes (but not income tax) based upon the excess of the fair market value of the shares on the date of exercise over the exercise price. These proposed regulations, if adopted, would be effective only for the exercise of an incentive stock option that occurs two years after the regulations are issued in final form. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of the Company’s Common Stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition, which is referred to as a “disqualifying disposition.” The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Internal Revenue Code and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event an incentive stock option is amended, such option may be considered deferred compensation and subject to the rules of new Section 409A of the Internal Revenue Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Internal Revenue Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently how the additional tax and penalties and interest will be applied is unclear. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

Restricted Stock and Performance Stock.    The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for U.S. Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Internal Revenue Code and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock and performance shares may make an election under Section 83(b) of the Internal Revenue Code, which is referred to as a “Section 83(b) Election,” to recognize as ordinary compensation income in the year that such restricted stock or performance shares are granted, the amount equal to the spread between the amount paid for such stock (if any) and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

Stock Appreciation Rights.    Recipients of stock appreciation rights, which are referred to as “SARs,” generally should not recognize income until such rights are exercised, assuming there is no ceiling on the value of the right. Upon exercise, the participant will normally recognize taxable ordinary income for U.S. Federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such exercise. Participants who are employees will be subject to withholding for U.S. Federal income and employment tax purposes with respect to income recognized upon exercise of an SAR. Participants will recognize gain upon the disposition of any shares received on exercise of an SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Internal Revenue Code and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the participant’s total compensation is deemed reasonable in amount.

To the extent that an SAR is settled in cash, such SAR will be considered deferred compensation and subject to the rules of new Section 409A of the Internal Revenue Code, which provide rules regarding the timing of payment of deferred compensation. An SAR subject to Section 409A of the Internal Revenue Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently how the additional tax and penalties and interest will be applied is unclear.

Performance Units.    Recipients of performance units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such conversion. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the performance units. Participants will recognize gain upon the disposition of any shares received upon conversion of the performance units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Internal Revenue Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

Performance units also can be considered non-qualified deferred compensation and subject to the rules of new Section 409A of the Internal Revenue Code, which provide rules regarding the timing of payment of deferred compensation. A grant of restricted stock units that does not meet the requirements of Internal Revenue Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such participant. Currently, how the additional tax, penalties and interest will be applied is unclear.

Dividends and Dividend Equivalents.    Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested shares subject to such awards, which income is subject to withholding for U.S. Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Internal Revenue Code and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the individual’s total compensation is deemed reasonable in amount.

The foregoing is only a summary of the U.S. Federal income tax consequences of 2002 Plan transactions, and is based upon U.S. Federal income tax laws in effect on the date of this Proxy Statement. Reference should be made to the applicable provisions of the Internal Revenue Code. This summary does not purport to be complete, and does not discuss the tax consequences of a grantee’s death or the tax laws of any municipality, state or foreign country to which the grantee may be subject.

Amended Plan Benefits

The selection of the individuals who will receive grants under the 2002 Plan, and the number of shares to be granted to such individuals, are determined by the Plan Administrator in its discretion. Therefore, it is not possible to predict the amounts that will actually be received by or allocated to particular individuals or groups of individuals under the 2002 Plan as proposed to be amended. The following table sets forth information with respect to options granted under the 2002 Plan during fiscal 2004:

Name and Position	Number of Shares Covered by Option Grant
William S. Boyd	425,000
Chairman and Chief Executive Officer
Robert L. Boughner	150,000
Vice President and Secretary of BAC and Chief Executive Officer of MDDC
Keith E. Smith	150,000
President and Chief Operating Officer
Ellis Landau	100,000
Executive Vice President and Chief Financial Officer
All current executive officers as a group	1,252,500
All employees as a group (excluding executive officers)	1,236,500

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ADOPTION OF THE AMENDMENT TO THE 2002 STOCK INCENTIVE PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF SUCH PROPOSAL.

Stockholder Proposals

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. To be properly considered at the 2006 Annual Meeting of Stockholders, notice of any stockholder proposals must be given to the Company’s Secretary in writing not less than 60 days prior to the date of the 2006 Annual Meeting of Stockholders, after which a proposal is untimely. A stockholder’s notice to the Secretary must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and address of the stockholder proposing such business, (c) the number of shares of Common Stock which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. In addition, proposals of stockholders intended to be presented at the Company’s 2006 Annual Meeting of Stockholders must be received by the Company, Attention: Brian A. Larson, Senior Vice President, Secretary and General Counsel, at the principal offices of the Company, no later than December 13, 2005, for inclusion in the Board of Director’s Proxy Statement and form of proxy for that meeting.

Other Matters

The Board of Directors currently knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the SEC has been provided to the Company’s stockholders together with this Proxy Statement and will be provided to a stockholder without charge upon written request to Boyd Gaming Corporation, 2950 Industrial Road, Las Vegas, Nevada 89109-1150, (702) 792-7200, Attn: Robert D. Stillwell, Vice President of Corporate Communications.

APPENDIX A

BOYD GAMING CORPORATION

2000 EXECUTIVE MANAGEMENT INCENTIVE PLAN

SECTION 1

ESTABLISHMENT AND PURPOSE

1.1    Purpose. Boyd Gaming Corporation hereby establishes the Boyd Gaming Corporation 2000 Executive Management Incentive Plan (the “Plan”). The Plan is intended to increase stockholder value and the success of the Company by motivating key employees (a) to perform to the best of their abilities, and (b) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such employees with incentive awards based on the achievement of goals relating to performance of the Company and its individual business units. The Plan supersedes the Boyd Gaming Corporation 1998 Long-Term Incentive Program and the Boyd Gaming Corporation 1996 Executive Management Incentive Plan. The Plan is intended to qualify as performance-based compensation under Code Section 162(m).

1.2    Effective Date. The Plan is effective as of February 24, 2000 subject to the approval of a majority of the shares of the Company’s common stock which are present in person or by proxy and entitled to vote at the 2000 Annual Meeting of Stockholders. As long as the Plan remains in effect, it shall be resubmitted to stockholders as necessary to enable the Plan to continue to qualify as performance-based compensation under Code Section 162(m).

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1    “Actual Award” means as to any Plan Period, the actual award (if any) payable to a Participant for the Plan Period. Actual Award is determined by the Payout Formula for the Plan Period, subject to the Committee’s authority under Section 3.5 to reduce the award otherwise determined by the Payout Formula.

2.2    “Base Salary” means as to any Plan Period, the Participant’s salary, the method of calculation of which as determined by the Committee prior to the commencement of the Plan Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

2.3    “Board” means the Company’s Board of Directors.

2.4    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code shall include such Section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.5    “Committee” means the Compensation and Stock Option Committee of the Board or such other committee appointed by the Board to administer the Plan. The Committee shall consist of no fewer than two members of the Board. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under Code Section 162(m).

2.6    “Company” means Boyd Gaming Corporation, a Nevada corporation.

2.7    “Determination Date” means as to any Plan Period, (a) the first day of the Plan Year or the first day of the first Plan Year in any Plan Cycle, or (b) if later, the latest date possible which will not jeopardize the Plan’s qualification as performance-based compensation under Code Section 162(m).

2.8    “Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

2.9    “Maximum Award” means the maximum amount which may be paid to a Participant for any Plan Period. The Maximum Award amount which may be paid to a Participant for any Plan Year is $2,000,000, exclusive of any amount which may be paid to a Participant for any Plan Cycle. The Maximum Award amount which may be paid to a Participant for any Plan Cycle is $2,000,000, exclusive of any amount which may be paid to a Participant for any Plan Year.

2.10    “Participant” means as to any Plan Period, a key employee of the Company who has been selected by the Committee for participation in the Plan for that Plan Period.

2.11    “Payout Formula” means as to any Plan Period, the formula or payout matrix established by the Committee pursuant to Section 3.4, below, to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.12    “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee in its sole discretion to be applicable to a Participant for a Plan Period. As determined by the Committee, the Performance Goals applicable to each Participant shall provide for a targeted level or levels of achievement using one or more of the following measures: the Company’s pre- or after-tax earnings, revenue, operating income, operating cash flow, return on net assets, return on assets, return on capital, return on stockholders’ equity, share price growth, stockholder returns, gross or net profit margin, earnings per share, price per share and market share, any of which may be measured either in absolute terms, as compared to any incremental change, or as compared to results of a peer group. The Performance Goals may differ from Participant to Participant.

2.13    “Plan Cycle” means the 1998 through 2000 fiscal years of the Company and each succeeding period consisting of two or more fiscal years of the Company. Plan Cycle also means any fraction of a full Plan Cycle as determined by the Committee with proportional adjustments to the Maximum Award and all other terms of the Plan intended to apply to a full Plan Cycle.

2.14    “Plan Period” means, in the discretion of the Committee, either a Plan Cycle as defined in Section 2.13 or a Plan Year as defined in Section 2.15.

2.15    “Plan Year” means (a) the 1998 fiscal year of the Company and each succeeding fiscal year of the Company and (b) each fiscal year of the Company that falls within a Plan Cycle. Plan Year also means any fraction of a full Plan Year as determined by the Committee with proportional adjustments to the Maximum Award and all other terms of the Plan intended to apply to a full Plan Year.

2.16    “Target Award” means the target award payable under the Plan to a Participant for the Plan Period as determined by the Committee in accordance with Section 3.3.

SECTION 3

SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1    Selection of Participants. On or prior to the Determination Date, the Committee, in its sole discretion, shall select the employees of the Company who shall be Participants for the Plan Period. An employee may simultaneously be a Participant under the Plan for both a Plan Year and a Plan Cycle. In selecting Participants, the Committee shall choose key employees who are likely to have a significant impact on the performance of the Company. Participation in the Plan is in the sole discretion of the Committee, and on a Plan Period by Plan Period basis. Accordingly, an employee who is a Participant for a given Plan Period in no way is guaranteed or assured of being selected for participation in any subsequent Plan Period or Periods.

3.2    Determination of Performance Goals. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Plan Period. Such Performance Goals shall be set forth in writing.

3.3    Determination of Target Awards. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.4    Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Plan Period are achieved, and (d) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, no participant’s Actual Award under the Plan may exceed his or her Maximum Award.

3.5    Determination of Actual Awards. After the end of each Plan Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Plan Period were achieved. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance which has been certified by the Committee. Notwithstanding any contrary provision of the Plan, (a) the Committee, in its sole discretion, may eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, (b) if a Participant terminates employment with the Company prior to the date the Actual Award for the Plan Period is paid for a reason other than Disability or death, the Committee, in its sole discretion, may determine that he or she shall be entitled to the payment of an Actual Award (reduced proportionately based on the date of termination) for the Plan Period, and (c) if a Participant terminates employment with the Company prior to the date the Actual Award for the Plan Period is paid due to Disability or death, the Committee, in its sole discretion, may reduce his or her Actual Award proportionately based on the date of termination (and subject to further reduction or elimination under clause (a) of this sentence).

SECTION 4

PAYMENT OF AWARDS

4.1    Right to Receive Payment. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2    Timing of Payment. Payment of each Actual Award shall be made within three calendar months after the end of the Plan Period during which the Award was earned.

4.3    Form of Payment. Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum. However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in the form of a restricted stock bonus granted under the Company’s 1996 Stock Incentive Plan or successor equity compensation plan. The number of shares granted shall be determined by dividing the cash amount of the Actual Award by the fair market value of a share of Company common stock on the date that the cash payment otherwise would have been made. For this purpose, “fair market value” shall be determined by the Committee, in its sole discretion.

4.4    Other Deferral of Actual Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of Actual Awards. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

4.5    Payment in the Event of Death. If a Participant dies prior to the payment of an Actual Award earned by him or her for a prior Plan Period, the Actual Award shall be paid to his or her estate.

SECTION 5

ADMINISTRATION

5.1    Committee is the Administrator. The Plan shall be administered by the Committee.

5.2    Committee Authority. The Committee shall have all discretion and authority necessary or appropriate to administer the Plan and to interpret the provisions of the Plan, consistent with qualification of the Plan as performance-based compensation under Code Section 162(m). Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive, and binding upon all persons, and shall be given the maximum deference permitted by law.

5.3    Tax Withholding. The Company shall withhold all applicable taxes from any payment, including any federal, foreign, state, and local taxes.

SECTION 6

GENERAL PROVISION

6.1    Nonassignability. A Participant shall have no right to assign or transfer any interest under this Plan.

6.2    No Effect on Employment. The establishment and subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other rights upon any Participant for the continuation of his or her employment for any Plan Period or any other period. Generally, employment with the Company is on an at will basis only. Except as may be provided in an employment contract with the Participant, the Company expressly reserves the right, which may be exercised at any time and without regard to when during a Plan Period such exercise occurs, to terminate any individual’s employment without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

6.3    No Individual Liability. No member of the Committee or the Board, or any employee of the Company, shall be liable for any determination, decision or action made in good faith with respect to the Plan or any award under the Plan.

6.4    Severability; Governing Law. If any provision of the Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, and the Plan shall be construed in all respects as if such invalid provision has been omitted. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Nevada.

6.5    Affiliates of the Company. Requirements referring to employment with the Company or payment of awards may, in the Committee’s discretion, be performed through the Company or any affiliate of the Company.

SECTION 7

AMENDMENT AND TERMINATION

7.1    Amendment and Termination. The Board may amend or terminate the Plan at any time and for any reason; provided, however, that if and to the extent required to ensure the Plan’s qualification under Code Section 162(m), any such amendment shall be subject to stockholder approval.

APPENDIX B

BOYD GAMING CORPORATION

2002 STOCK INCENTIVE PLAN

(AMENDED AND RESTATED)

1. Purposes of the Plan.    The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions.    As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that (i) pursuant to a Corporate Transaction defined in Section 2(q)(i), 2(q)(ii) or 2(q)(iii), the contractual obligations represented by the Award are assumed by the successor entity or its Parent in connection with the Corporate Transaction or (ii) pursuant to a Corporate Transaction defined in Section 2(q)(iv) or 2(q)(v) the Award is affirmed by the Company. The Award shall not be deemed “Assumed” for purposes of terminating the Award (in the case of a Corporate Transaction) if pursuant to a Corporate Transaction the Award is replaced with a comparable award with respect to shares of capital stock of the successor entity or its Parent.

(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Boyd Family” means William S. Boyd, his spouse, any direct descendant or spouse of such descendant, or any direct descendant of such spouse, and any trust or other estate in which each person who has a beneficial interest, directly or indirectly through one or more intermediaries in capital stock of the Company is one of the foregoing persons. The members of the Boyd Family shall be deemed to beneficially own any capital stock of a corporation held by any other corporation (the “parent corporation”) so long as the members of the Boyd Family beneficially own, directly or indirectly through one or more intermediates, in the aggregate 50% or more of the total voting power of the capital stock of the parent corporation.

(i) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company, by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company or a Permitted Holder) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the

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Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means any committee appointed by the Board to administer the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Boyd Gaming Corporation, a Nevada corporation.

(n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or a Related Entity to render consulting or advisory services as an independent contractor and is compensated for such services.

(o) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company or any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90) day period.

(q) “Corporate Transaction” means any of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations);

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan or a Permitted Holder) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s

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outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s) “Director” means a member of the Board or the board of directors of any Related Entity.

(t) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(v) “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The New York Stock Exchange, The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(y) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(z) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(aa) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

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(bb) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(dd) “Option” means a stock option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(ee) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ff) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(gg) “Performance Shares” means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

(hh) “Performance Units” means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(ii) “Permitted Holders” means the Boyd Family and any group (as such term is used in Section 13(d) and 14(d) of the Exchange Act) comprised solely of members of the Boyd Family.

(jj) “Plan” means this 2002 Stock Incentive Plan.

(kk) “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(ll) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(mm) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(nn) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(oo) “Share” means a share of the Common Stock.

(pp) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 12,000,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash (in a cash payment by the Company), shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

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4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator.    Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

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(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c) Effect of Administrator’s Decision.    All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

5. Eligibility.    Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Type of Awards.    The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award.    Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award.    Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Acquisitions and Other Transactions.    The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment.    The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award (but only to the extent that such deferral programs would not result in an accounting compensation charge unless otherwise determined

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by the Administrator). The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs.    The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Option and SAR Limit.    The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company shall be five hundred thousand (500,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(h) Early Exercise.    The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i) Term of Award.    The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(j) Transferability of Awards.    Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee’s Incentive Stock Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferred by will and by the laws of descent and distribution, and during the lifetime of the Grantee, by gift and or pursuant to a domestic relations order to members of the Grantee’s Immediate Family to the extent and in the manner determined by the Administrator.

(k) Time of Granting Awards.    The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price.    The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of

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the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

(iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of other Awards, such price as is determined by the Administrator.

(v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

(b) Consideration.    Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

(iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(v) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares (including all applicable taxes) and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(vi) any combination of the foregoing methods of payment.

(c) Taxes.    No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

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8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction

9

affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or a similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions/Changes in Control.

(a) Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Change in Control or at the time of an actual Corporate Transaction or Change in Control and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Change in Control, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Change in Control.

(c) The portion of any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

12. Effective Date and Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee, unless consented to by the Grantee.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any

10

Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship.    The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the Company’s right to terminate the Grantee’s Continuous Service at any time, with or without cause, and with or without notice.

16. No Effect on Retirement and Other Benefit Plans.    Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Stockholder Approval.    The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

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DETACH AND RETAIN THIS ADMISSION TICKET

ADMISSION TICKET

BOYD GAMING CORPORATION

2005 Annual Meeting of Stockholders

Thursday, May 12, 2005

11:00 a.m, Local Time

STOCKHOLDER NAME(S):
(PLEASE PRINT)

STOCKHOLDER ADDRESS:

The Boyd Gaming Corporation 2005 Annual Meeting of Stockholders (the “Annual Meeting”) will be held at the Gold Coast Hotel and Casino, 4000 West Flamingo Road, Las Vegas, Nevada 89103 on Thursday, May 12, 2005 at 11:00 a.m, local time. Space limitations make it necessary to limit attendance to stockholders. Registration will begin at 10:00 a.m., local time.

This Admission Ticket should not be returned with your proxy but should be retained and brought with you to the Annual Meeting. Please note that this Admission Ticket will be required in order to obtain admission to the Annual Meeting. If your shares are held in a brokerage account, you will also need to bring a copy of your brokerage account statement (which you can obtain from your broker) reflecting your stock ownership as of March 31, 2005. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

BOYD GAMING CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 12, 2005

11:00 a.m. (local time)

Gold Coast Hotel and Casino

4000 West Flamingo Road

Las Vegas, Nevada 89103

Boyd Gaming Corporation

2950 Industrial Road

Las Vegas, Nevada 89109 PROXY

This proxy is solicited by the Board of Directors for use at the Boyd Gaming Corporation Annual Meeting of Stockholders on Thursday, May 12, 2005.

The undersigned hereby appoints William S. Boyd and William R. Boyd (collectively, the “Proxies”), or either of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Boyd Gaming Corporation, a Nevada corporation (the “Company”), to be held on Thursday, May 12, 2005 at 11:00 a.m., local time, at the Gold Coast Hotel and Casino, 4000 West Flamingo Road, Las Vegas, Nevada 89103, and at any adjournments or postponements thereof. SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS NO. 2, 3 AND 4, AS APPLICABLE. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

TO VIEW THE COMPANY’S ANNUAL REPORT AND PROXY STATEMENT MATERIALS ONLINE GO TO:

http://www.boydgaming.com/annualrpt.pdf

http://www.boydgaming.com/proxystate.pdf

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

See reverse for voting instructions.

PROOF: 5 04/06/05 051344-boyd 05-ltrpxy mary

AMERICAN FINANCIAL PRINTING INC. • (612) 378-0711 • FAX (612) 378-3060

COMPANY #

CONTROL #

There are three ways to vote your Proxy

Your telephone or internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK EASY IMMEDIATE

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until noon (CT) on May 11, 2005.

You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located in the upper right corner of this proxy card) and the last 4 digits of the U.S. Social Security Number (“SSN”) or Tax Identification Number (“TIN”) for your account.

Follow the simple voice guided instructions.

VOTE BY INTERNET — http://www.eproxy.com/byd/ — QUICK EASY IMMEDIATE

Use the internet to vote your proxy 24 hours a day, 7 days a week, until noon (CT) on May 11, 2005.

You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located in the upper right corner of this proxy card) and the last 4 digits of the U.S. Social Security Number (“SSN”) or Tax Identification Number (“TIN”) for your account. If you do not have a U.S. SSN or TIN, please leave that item blank.

Follow the simple instructions to obtain your record and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided to Boyd Gaming Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone or internet, please do not mail your proxy card

Please detach here

The Board of Directors unanimously recommends a vote FOR Items 1, 2, 3 and 4.

1. Election of Directors:

Class II: 01 William R. Boyd

02 Michael O. Maffie

03 Keith E. Smith

04 Veronica J. Wilson

Vote FOR all nominees

(except as marked)

Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any nominee(s), write the number(s) of the nominee(s) in the box to the right.)

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. For Against Abstain

3. To reapprove the Company’s 2000 Executive Management Incentive Plan. For Against Abstain

4. To approve an amendment to the Company’s 2002 Stock Incentive Plan (“2002 Plan”) to increase the number of shares of the Company’s common stock subject to the 2002 Plan from 7,000,000 shares to 12,000,000 shares. For Against Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box h Indicate changes below: Date , 2005

Signature(s) in Box

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in full partnership name by authorized person.

PROOF: 5 04/06/05 051344-boyd 05-ltrpxy mary AMERICAN FINANCIAL PRINTING INC. • (612) 378-0711 • FAX (612) 378-3060